UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Korn/Ferry International

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NOTICE OF 2015 ANNUAL STOCKHOLDERS’ MEETING AND PROXY STATEMENT

September 24, 2015 8:00 a.m. Pacific Time Hyatt Regency Century Plaza 2025 Avenue of the Stars Los Angeles, CA 90067

1900 Avenue of the Stars, Suite 2600 Los Angeles, California 90067

Dear Fellow Stockholders:

Our fiscal year 2015 was a year of significant accomplishment. Your Board of Directors continues to work to create stockholder value and achieve success through effective business strategies, performance-aligned compensation programs, thoughtful risk management and attracting and retaining the best human capital. We remain committed to helping create a culture which promotes and rewards performance achieved through honesty, inclusion and unparalleled service to our clients. This letter serves to highlight a few of the Company’s accomplishments; but I strongly encourage you to review the entire proxy statement for a more comprehensive discussion of our achievements in fiscal year 2015.

FY 2015 Financial Accomplishments and Stockholder Value

We are proud of the results that we delivered in fiscal year 2015, including:

•	In excess of $1 billion in fee revenue for the first time in the Company’s history;
•	Adoption of a quarterly dividend policy of $0.10 per share as a way of returning value to our stockholders; and
•	#2 ranking (out of 15) amongst our peers in 3 year Total Stockholder Return.

Continued Alignment of Compensation and Performance

Our compensation philosophy includes a strong commitment to provide market-based competitive compensation programs that enable our Company to attract and retain the best human talent with pay that is directly linked to performance. In recent years, we devoted significant time and resources to discussing and reviewing our executive compensation program with independent experts and our stockholders in our continuing effort to achieve an appropriate alignment of compensation with performance. For instance, approximately 78% of actual CEO pay was performance-based, variable or “at-risk” for fiscal 2015.

Leading Corporate Governance Practices

Complementing our financial performance is our organization’s commitment to corporate governance, including:

•	Majority Voting for Directors in Uncontested Elections;
•	Declassified board;
•	50% diverse board nominees;
•	Independent Chair and Independent Board members (except for CEO);
•	Annual election of directors; and
•	Achievement and maintenance of the highest possible ISS Governance QuickScore of 1.

I strongly encourage all of our stockholders to convey their views and vote promptly. On behalf of our Board, Senior Management and the Company, thank you for your investment and support of Korn Ferry.

Sincerely, George T. Shaheen Chair of the Board August 14, 2015

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1900 Avenue of the Stars, Suite 2600 Los Angeles, California 90067

The Proxy Statement and accompanying Annual Report to Stockholders are available at www.proxyvote.com.

To the Stockholders:

On September 24, 2015, Korn/Ferry International (the “Company”, “Korn Ferry”, “we”, “its” and “our”) will hold its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hyatt Regency Century Plaza located at 2025 Avenue of the Stars, Los Angeles, California 90067. The Annual Meeting will begin at 8:00 a.m. Pacific time.

Only stockholders who owned our common stock as of the close of business on August 10, 2015 (the “Record Date”) can vote at the Annual Meeting or any adjournments or postponements thereof. The purposes of the Annual Meeting are to:

1.	Elect the eight directors nominated by our Board of Directors and named in the Proxy Statement accompanying this notice to serve on the Board of Directors until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal;
2.	Vote on a non-binding advisory resolution regarding the Company’s executive compensation;
3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year; and
4.	Transact any other business that may be properly presented at the Annual Meeting.

The Board unanimously recommends that you vote your shares “FOR” the election of each of the nominees named in the Proxy Statement and “FOR” each of the above proposals.

Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented. See page 52 for a description of the ways by which you may cast your vote on the matters being considered at the Annual Meeting.

By Order of the Board of Directors,

August 14, 2015 Los Angeles, California

Jonathan Kuai

General Counsel and Corporate Secretary

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders (page 51)

•	Date and Time: September 24, 2015 at 8:00 a.m. Pacific time.
•	Place: Hyatt Regency Century Plaza, 2025 Avenue of the Stars, Los Angeles, California 90067.
•	Admission: To be admitted to the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) you must present valid photo identification and, if your shares are held by a bank, broker or other nominee, proof of beneficial ownership of the shares.
•	Eligibility to Vote: You can vote if you were a holder of Korn Ferry’s common stock at the close of business on August 10, 2015.

Voting Matters

	Board Vote	Page Reference
	Recommendation	(for more detail)
Election of Directors	FOR each Director Nominee	5
Advisory Resolution on Executive Compensation	FOR	19
Ratification of Independent Registered Public Accounting Firm	FOR	47

How to Cast Your Vote (page 52)

On or about August 14, 2015, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our common stock as of August 10, 2015, other than those stockholders who previously requested electronic or paper delivery of communications from us.

Stockholders of record can vote by any of the following methods:

Via telephone by calling 1-800-690-6903;
Via Internet by visiting www.proxyvote.com;
Via mail (if you received your proxy materials by mail) by signing, dating and mailing the enclosed proxy card; or
In person, at the Annual Meeting. You must present valid photo identification to be admitted to the Annual Meeting.

•	If you vote via telephone or the Internet, you must vote no later than 11:59 p.m. Eastern time on September 23, 2015. If you return a proxy card by mail, it must be received before the polls close at the Annual Meeting.

•	If your shares are held in the name of a bank, broker or other nominee, you must follow the voting instructions provided to you by your bank, broker or nominee in order for your shares to be voted.

Business Highlights For Fiscal Year 2015

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Governance of the Company (page 14)

•	Board Structure
	–	Independent Chair of the Board.
	–	7 of the 8 Directors on the Board are Independent.
	–	Independent Directors Meet in Regular Executive Sessions.
•	Committees and Attendance
	–	Independent Audit, Compensation and Nominating Committees.
	–	All Directors Attended at Least 75% of Board and their respective Committee Meetings.
•	Stockholder Engagement
	–	Stockholder Communication Process for Communicating with the Board.
•	Recent Corporate Governance Enhancements
	–	Replaced Classified Board Structure with Annual Director Elections.
	–	Implemented Majority Voting in Uncontested Elections.

Governance Insights (pages 7, 20, and 49)

Each of the Company’s standing Board committees is committed to staying abreast of the latest issues impacting good corporate governance. As an enhancement to this year’s Proxy Statement, the Company has included three sets of Questions & Answers (“Q&As”), one with the chair of each of the Company’s standing committees. These Q&As are meant to provide stockholders with insight into committee-level priorities and perspectives on Board Diversity, Compensation Philosophy, and Cybersecurity.

Board Nominees (pages 9 – 13)

		Director since		Experience/ Qualification	Independent		Committee Memberships
Name	Age		Position		Yes	No
Doyle N. Beneby	55	–	Nominee	• President and CEO of CPS Energy. • Brings extensive executive management experience in the energy industry.	X		–
Gary D. Burnison	54	2007	President/ CEO, Korn Ferry	• President and CEO of the Company. • Brings in-depth knowledge of the Company’s business, operations, employees and strategic opportunities.		X	–
William R. Floyd	70	2012	Director	• Former Chairman of the Board of Buffet Holdings, Inc. • Brings extensive executive management experience in the service industry.	X		• Compensation and Personnel • Nominating and Corporate Governance
Christina A. Gold	67	2014	Director	• Former President, CEO and Director of the Western Union Company. • Brings executive management and board experience.	X		• Compensation and Personnel
Jerry P. Leamon	64	2012	Director	• Former Global Managing Director of Deloitte & Touche. • Brings financial accounting expertise and extensive global professional services experience.	X		• Compensation and Personnel (Chair) • Audit
Debra J. Perry	64	2008	Director

• Former senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc.

• Brings executive management, corporate governance, finance and analytical expertise and board and committee experience.

					X		• Audit (Chair) • Nominating and Corporate Governance
George T. Shaheen	71	2009	Director and Non- Executive Chair of the Board of Korn Ferry	• Chairman of the Board of the Company. • Brings executive management, consulting, board and advisory experience.	X		• Nominating and Corporate Governance
Harry L. You	56	2004	Director	• Current Executive Vice President, Office of the Chairman, of EMC Corporation. • Brings executive management, financial accounting expertise and technology sector experience.	X		• Audit

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2015 Executive Compensation Summary (page 35)*

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive Plan	Deferred
				Stock	Compen-	Compensation		All Other
	Salary		Bonus	Awards	sation	Earnings		Compensation		Total
Name and Principal Position	($)		($)	($)(1)	($)(2)	($)		($)		($)
Gary D. Burnison,	861,538	(3)	–	1,515,819	1,654,148	26,594	(4)	15,727	(5)	4,073,826
President and Chief Executive Officer
Robert P. Rozek,	475,000		–	514,386	863,429	–		13,478	(6)	1,866,293
Executive Vice-President and Chief Financial Officer
Byrne Mulrooney,	426,154	(8)	–	433,225	808,700	–		28,666	(9)	1,696,745
Chief Executive Officer of Korn/Ferry International Futurestep, Inc.
Robert J. Heckman,	400,000		–	315,023	575,441	–		4,626	(11)	1,295,090
Former President of Leadership and Talent Consulting

*	See footnote disclosure to table on page 35.

2015 Executive Total Compensation Mix (pages 24 - 25)

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Compensation Process Highlights (pages 17 and 24 – 26)

•	Our Compensation and Personnel Committee receives advice from its independent compensation consultant.

•	We review total direct compensation and the mix of the compensation components for the named executive officers relative to our peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Best Practices (pages 24 and 33)

•	Our Board has adopted a clawback policy applicable to all cash incentive payments and performance-based equity awards granted to executive officers.

•	Our named executive officers are not entitled to any “single trigger” equity acceleration or severance payments in connection with a change in control.

•	We have adopted policies prohibiting hedging, speculative trading or pledging of Company stock.

•	All named executive officers are required to own three times their annual base salary in Company common stock.

•	We do not provide excise tax gross-ups to any of our executive officers.

Elements of Compensation (pages 27 – 31)

Element	Purpose	Determination
Base Salary	Compensate for services rendered during the fiscal year and provide sufficient fixed cash income for retention and recruiting purposes.	Reviewed on an annual basis by the Compensation and Personnel Committee taking into account competitive data from our peer group, input from our compensation consultant and the executive’s individual performance.
Annual Cash Incentives	Motivate and reward named executive officers for achieving financial and strategy execution goals over a one-year period.	Determined by the Compensation and Personnel Committee based upon performance goals, strategic objectives, competitive data and individual performance.
Long-Term Incentives	Align the named executive officers’ interests with those of stockholders, encourage the achievement of the long-term goals of the Company and motivate and retain top talent.	Determined by the Compensation and Personnel Committee based upon a number of factors including competitive data, total overall compensation provided to each named executive officer and historic grants.

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PROPOSAL NO. 1

Election of Directors

Our stockholders will be asked to consider eight nominees for election to our Board of Directors to serve for a one-year term until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

The names of the eight nominees for director and their current position with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “The Board of Directors.” All of the nominees, with the exception of Mr. Burnison, have been determined by the Board to be independent under the rules of The New York Stock Exchange. Our Nominating and Corporate Governance Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Name	Position with Korn Ferry
Doyle N. Beneby	Director Nominee
Gary D. Burnison	Chief Executive Officer and Director
William R. Floyd	Director
Christina A. Gold	Director
Jerry P. Leamon	Director
Debra J. Perry	Director
George T. Shaheen	Director and Non-Executive Chair of the Board
Harry L. You	Director

Required Vote

In uncontested elections, director nominees are elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than the shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale behind it.

In a contested election – a circumstance we do not anticipate at the Annual Meeting – director nominees are elected by a plurality vote.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

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THE BOARD OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the number of directors shall not be fewer than eight nor more than fifteen, with the exact number of directors within such limits to be determined by the Board. Currently, the Board is comprised of eight directors. Mr. Miller will not be standing for reelection at the Annual Meeting. The Company is most grateful for Mr. Miller’s valuable service to the Company. Doyle Beneby has been nominated for election to fill the vacancy that will arise from Mr. Miller’s departure from the Board. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors until the 2016 Annual Meeting of Stockholders or their earlier resignation or removal:

Doyle N. Beneby	Jerry P. Leamon
Gary D. Burnison	Debra J. Perry
William R. Floyd	George T. Shaheen
Christina A. Gold	Harry L. You

Each of the above nominees are independent under The New York Stock Exchange (the “NYSE”) rules, except for Mr. Burnison. If reelected, Mr. Shaheen will continue to serve as the Company’s independent Chair of the Board.

The Board held six meetings during fiscal 2015. Each of the directors attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal 2015. Directors are expected to attend each annual meeting of stockholders. All directors attended the 2014 Annual Meeting of Stockholders in person other than one current director.

DIRECTOR QUALIFICATIONS

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include:

•	a reputation for integrity,

•	honesty and adherence to high ethical standards,

•	strong management experience,

•	current knowledge and contact in the Company’s industry or other industries relevant to the Company’s business,

•	the ability to commit sufficient time and attention to Board and Committee activities, and

•	the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial, diverse and responsive to the needs of the Company.

The Nominating and Corporate Governance Committee seeks a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does believe it is essential that Board members represent diverse viewpoints and backgrounds. The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating and Corporate Governance Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board.

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BOARD DIVERSITY

The Board and Company are focused on ensuring the Board reflects a wide range of backgrounds, experiences and cultures. Fifty percent of our director nominees are women or racially diverse individuals.

BOARD NOMINEE DIVERSITY

GOVERNANCE INSIGHTS: BOARD DIVERSITY
Q & A WITH EDWARD MILLER, CHAIR OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Question: How important is Board diversity to the Company?

Diversity is a very high priority at Korn Ferry. Diversity and inclusion make great business sense and are essential to our continued success. As a whole, we believe that the Board should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. Diversity of background includes racial and gender diversity. Having directors with a wide range of perspectives allows the Company to better understand and serve our clients and to continue to adapt our business to a constantly changing world. Our focus on diversity has led to a diverse boardroom. If all of the Company’s director nominees are elected at the Annual Meeting, half of the Board will be comprised of women and racially diverse directors.

Question: How does the Company achieve diversity on the Board?

The Nominating and Corporate Governance Committee is responsible for reviewing and recommending qualified director nominees for the Board. In evaluating nominations, the Nominating and Corporate Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests.

Through its selection process, the Nominating and Corporate Governance Committee seeks not only to find directors that meet its basic criteria, but also to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age and to obtain a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. The Nominating and Corporate Governance Committee also periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This focus on finding qualified directors from diverse backgrounds has allowed the Company to assemble a Board comprised of directors of the highest caliber with a wide range of viewpoints.

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DIRECTOR TENURE

The Company believes that a variety of tenures on our Board helps to provide an effective mix of deep knowledge and new perspectives.

As of April 30, 2015, the tenure of our Board was as follows:

The biographies below set forth information about each of the nominees for director, including each such person’s specific experience, qualifications, attributes and skills that led our Board to conclude that such nominee/director should serve on our Board. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee”.

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Background Information Regarding Director Nominees

DOYLE N. BENEBY
New Nominee President and Chief Executive Officer CPS Energy Age: 55

Other Directorships:

Argonne National Library, Association of Edison Illuminating Companies, Bexar County Performing Arts Center Foundation, Capital Power Corporation, Argonne National Laboratory, Keystone Center & Energy Board (Trustee), University of Texas Energy Institute, American Gas Association (AGA), San Antonio Chamber of Commerce, San Antonio Economic Development Foundation, Bexar County Performing Arts Center Foundation, United Way of San Antonio & Bexar County, Texas Biomedical Research Institute and University of Miami (Trustee)

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Serves as President and Chief Executive Officer of CPS Energy, and previously held various leadership roles at PECO Energy and Exelon Power, where he served as President.

Broad Energy Industry Experience: Over 30-plus years of experience in the energy industry, with expertise in many facets of the electric & gas utility industry.

Mr. Beneby has served as President and Chief Executive Officer of CPS Energy, the largest municipal electric and gas utility in the nation, since July 2010. Prior to joining CPS Energy, Mr. Beneby served at Exelon Corporation from 2003 to 2010 in various roles, most recently, as President of Exelon Power and Senior Vice President of Exelon Generation from 2009 to 2010. From 2008 to 2009, Mr. Beneby served as Vice President, Generation Operations for Exelon Power. From 2005 to 2008, Mr. Beneby served as Vice President, Electric Operations for PECO Energy, a subsidiary of Exelon Corporation. Mr. Beneby serves on the boards of numerous energy industry organizations such as Capital Power Corporation, Argonne National Laboratory, Keystone Center & Energy Board (Trustee), University of Texas Energy Institute, and American Gas Association (AGA). He also serves on various non-profit boards in the San Antonio community, including the San Antonio Chamber of Commerce, San Antonio Economic Development Foundation, Bexar County Performing Arts Center Foundation, United Way of San Antonio & Bexar County, and Texas Biomedical Research Institute. Mr. Beneby also serves as a Trustee for his alma mater, the University of Miami.

GARY D. BURNISON
Director Since: 2007 President and Chief Executive Officer Age: 54	Other Directorships: N/A

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained in roles as President, Chief Executive Officer and as former Chief Financial Officer and Chief Operating Officer of the Company, as Chief Financial Officer of Guidance Solutions, as an executive officer of Jefferies and Company, Inc. and as a partner at KMPG Peat Warwick.

Senior Leadership/Executive Officer Experience: In addition to serving as the Company’s President and Chief Executive Officer, served as Chief Financial Officer of Guidance Solutions.

Extensive Knowledge of the Company’s Business and Industry: Over 13 years of service with the Company, including as President and Chief Executive Officer of the Company since July 2007 and Chief Operating Officer of the Company from October 2003 until June 2007.

Mr. Burnison has served as President and Chief Executive Officer of the Company since July 2007. He was the Executive Vice President and Chief Financial Officer of the Company from March 2002 until June 30, 2007. He also served as Chief Operating Officer of the Company from October 2003 until June 30, 2007. From 1999 to 2001, Mr. Burnison was Principal and Chief Financial Officer of Guidance Solutions and from 1995 to 1999 he served as an executive officer and member of the board of directors of Jefferies and Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to that, Mr. Burnison was a partner at KPMG Peat Marwick.

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WILLIAM R. FLOYD
Director Since: 2012 Former Chairman of the Board Buffet Holdings, Inc. Age: 70	Other Directorships:

Pivot Physical Therapy, Chairman of the Board of Trustees of Valley Forge Military Academy and College, Board of Overseers at the University of Pennsylvania School of Nursing, and Member of Union League of Philadelphia

Board Qualifications and Skills:

High Level of Financial Experience: Significant financial experience gained through senior leadership roles over the past 30-plus years.

Extensive Senior Leadership/Executive Officer Experience: Previously served in a multitude of senior leadership positions, including as Chairman of the Board of Buffet Holdings, Inc., Chairman and Chief Executive Officer of Physiotherapy Associates, Chairman and Chief Executive Officer of Beverly Enterprises, Inc., and various executive positions with PepsiCo Inc.’s restaurant group.

Broad Service Industry Experience: Over 30-plus years of experience in service industries, including restaurants, lodging and healthcare.

Mr. Floyd served as Chairman of the Board of Buffet Holdings, Inc., which through its subsidiaries owns and operates a chain of restaurants in the United States, from June 2009 to July 2012. He has over 30 years of experience in service industries, including restaurants, lodging and healthcare. His prior positions include, among others, Chairman and Chief Executive Officer of Physiotherapy Associates (which was formed by the merger of Benchmark Medical, Inc. and Physiotherapy Corporation), the second largest provider of outpatient physical rehabilitation services in the United States, from June 2007 to February 2009; Chairman and Chief Executive Officer of Benchmark Medical, Inc. from November 2006 to June 2007; Chairman and Chief Executive Officer of Beverly Enterprises, Inc. from December 2001 to March 2006 (he joined Beverly Enterprises in April 2000 as President and Chief Operating Officer), President and Chief Executive Officer of Choice Hotels International from October 1996 to May 1998; and various executive positions within PepsiCo Inc.’s restaurant group from December 1989 to September 1996, including as Chief Operating Officer of Kentucky Fried Chicken from August 1994 through July 1995 and as Chief Operating Officer of Taco Bell Corp. from July 1995 until September 1996. Mr. Floyd currently serves on the board of Pivot Physical Therapy, a private equity-owned physical therapy business, as Chairman of the Board of Trustees of Valley Forge Military Academy and College, is on the Board of Overseers at the University of Pennsylvania School of Nursing and is a member of the Union League of Philadelphia.

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CHRISTINA A. GOLD
Director Since: 2014 Former Chief Executive Officer, The Western Union Company Age: 67	Other Directorships: ITT Corporation, International Flavors & Fragrances, Inc., New York Life Insurance and Safe Water Network

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from a ten-year career with The Western Union Company and its former parent company.

Extensive Senior Leadership/Executive Officer Experience: Served in numerous senior leadership positions, including as Chief Executive Officer and President of The Western Union Company, President of Western Union Financial Services, Vice Chairman and Chief Executive Officer of Excel Communications and President and CEO of Beaconsfield Group, Inc.

Broad International Experience: Significant international experience from 28 year career at Avon Products, Inc., including as Senior Vice President & CEO of Avon Canada.

Significant Public Company Board Experience: Over 14 years of public company board experience, including as a director of ITT Corporation since 1997, International Flavors & Fragrances, Inc. since 2013, Exelis Inc. from 2011 to 2013 and The Western Union Company from 2006 to 2010.

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leading company in global money transfer. Ms. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and President of Avon North America, and Senior Vice President & CEO of Avon Canada. Ms. Gold is currently a director of ITT Corporation, International Flavors & Fragrances, Inc. and New York Life Insurance. From October 2011 to May 2013, Ms. Gold was a director of Exelis, Inc. She also sits on the board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water.

JERRY P. LEAMON
Director Since: 2012 Former Global Managing Director Deloitte Age: 64	Other Directorships:
Geller & Company, G3, Americares Foundation, member of University of Cincinnati Foundation and Board, and member of Business Advisory Council of the Carl H. Lindner School of Business

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from almost 40-year career with Deloitte & Touche, including as leader of the tax practice and as leader of the M&A practice for more than ten years.

Accounting Expertise: In addition to an almost 40-year career with Deloitte & Touche LLP, Mr. Leamon is a certified public accountant.

Broad International Experience: Served as leader of Deloitte & Touche’s tax practice, both in the U.S. and globally and was Global Managing Director for all client programs.

Service Industry Experience: Throughout career at Deloitte & Touche served some of Deloitte’s largest clients.

Mr. Leamon served as Global Managing Director for Deloitte & Touche until 2012, having responsibility for all of Deloitte’s businesses at a global level. In a career of almost 40 years, 31 of which as a partner, he held numerous roles of increasing responsibility. Previously, he served as the leader of the tax practice, both in the U.S. and globally, and had responsibility as Global Managing Director for all client programs including industry programs, marketing communication and business development. In addition, he was leader of the M&A practice for more than ten years. Throughout his career he served some of Deloitte’s largest clients. Mr. Leamon serves on a number of advisory boards of privately held companies and non-profit organizations, including Geller & Company and G3, and serves as the Chairman of the Americares Foundation. Mr. Leamon is also a Senior Advisor to Lead Edge Investments. He is also a member of the University of Cincinnati Foundation and Board and serves as a member of the Business Advisory Council of the Carl H. Lindner School of Business. Mr. Leamon is also a certified public accountant.

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DEBRA J. PERRY
Director Since: 2008 Former senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. Age: 64	Other Directorships: BofA Funds Series Trust, Sanford C. Bernstein Fund, Inc., PartnerRe Ltd., and member of the Committee for Economic Development of the Conference Board

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from 23 years of professional experience in financial services, including a 12-year career at Moody’s Corporation, where among other things, Ms. Perry oversaw the Americas Corporate Finance, Leverage Finance and Public Finance departments.

Significant Audit Committee Experience: Over 10 years of public company audit committee service, including as a member of MBIA Inc.’s audit committee (2004 to 2008), PartnerRe’s audit committee (since 2013; appointed chair of audit committee in 2015) and Korn Ferry’s audit committee (since 2008; appointed chair of audit committee in 2010).

Significant Public Company Board and Corporate Governance Experience: Serves as a director and chair of the audit committee of PartnerRe, and previously served as a director of MBIA Inc. (2004 to 2008) and CNO Financial Group, Inc. (2004 to 2011). Actively involved in corporate governance organizations, including the National Association of Corporate Directors (“NACD”) and the Shareholder-Director Exchange working group. Named in 2014 to NACD’s Diretorship 100, which recognizes the most influential people in the boardroom and corporate governance community.

Ms. Perry currently serves on the boards of directors of two mutual funds, BofA Funds Series Trust (elected June 2011) and the Sanford C. Bernstein Fund, Inc. (elected July 2011). She is a member of the board and chair of the Audit Committee of PartnerRe, a Bermuda-based reinsurance company (elected June 2013), and is a member of the Committee for Economic Development of the Conference Board (since January 2015). In 2014, Ms. Perry was named to NACD’s Directorship 100, which recognizes the most influential people in the boardroom and corporate governance community. From September 2012 to December 2014, Ms. Perry served as a member of the Executive Committee of the Committee for Economic Development in Washington, D.C. a non-partisan, business-led public policy organization, until its merger with the Conference Board. From 2004 to 2008, Ms. Perry served on the board of directors of MBIA Inc. and from 2004 to 2011 she was a member of the board of directors and chair of the human resources and compensation committee of CNO Financial Group, Inc. She worked at Moody’s Corporation from 1992 to 2004. From 2001 to 2004, Ms. Perry was a senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. where she oversaw the Americas Corporate Finance, Leverage Finance Public Finance and Financial Institutions departments. From 1999 to 2001, Ms. Perry served as Chief Administrative Officer and Chief Credit Officer, and from 1996 to 1999, she was a group managing director for the Finance, Securities and Insurance Rating Groups of Moody’s Corporation. Ms. Perry has also been a managing member of Perry Consulting LLC, an advisory firm specializing in credit risk management and governance within the financial industry since 2008.

GEORGE T. SHAHEEN
Director Since: 2009 Chair of the Board Age: 71	Other Directorships: NetApp, 24/7 Customer, Marcus & Millichap, Green Dot Corporation and Strategic Advisory Board of Genstar Capital

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Previously served as Chief Executive Officer of Siebel Systems, Inc., Chief Executive Officer and Global Managing Partner of Andersen Consulting and CEO of Webvan Group, Inc.

Significant Public Company Board Experience: 11 years of public company board experience, including as a director of NetApp (since 2004), Marcus & Millichap (since 2013), and Green Dot Corporation (since 2013).

Service Industry Experience: Former Chief Executive Officer of Andersen Consulting.

Mr. Shaheen was Chief Executive Officer of Siebel Systems, Inc., a CRM software company, which was purchased by Oracle in January 2006, from April 2005 to January 2006. He was Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He then became CEO and Chairman of the Board of Webvan Group, Inc. from 1999 to 2001. Mr. Shaheen serves on the boards of NetApp, 24/7 Customer, Marcus & Millichap, and Green Dot Corporation. He also serves on the Strategic Advisory Board of Genstar Capital. He has served as IT Governor of the World Economic Forum, and was a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a BS degree and a MBA from Bradley University.

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HARRY L. YOU
Director Since: 2004 Executive Vice President, Office of the Chairman EMC Corporation Age: 56	Other Directorships: N/A

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Serves as Executive Vice President, Office of the Chairman, of EMC Corporation, and previously served, among other positions, as Chief Executive Officer of BearingPoint, Inc., Chief Financial Officer of Oracle Corporation and Chief Financial Officer of Accenture Ltd.

Accounting Expertise: Gained from experience in the financial services industry, including as a managing director of Morgan Stanley and as Senior Vice President of the General Industrial Group at Lehman Brothers Inc.

Broad Information Technology Experience: Over 10 years of experience in the information technology sector, including from leadership roles at EMC Corporation, an information infrastructure solutions company and from BearingPoint, Inc., a management and technology consulting company.

Mr. You has served as Executive Vice President, Office of the Chairman, of EMC Corporation, an information infrastructure solutions company, since February 2008. Mr. You was the Chief Executive Officer of BearingPoint, Inc., a management and technology consulting company, from March 2005 until November 2007. Mr. You was the Executive Vice President and Chief Financial Officer of Oracle Corporation from July 2004 through March 2005. From July 2001 through July 2004, Mr. You was the Chief Financial Officer of Accenture Ltd. Prior to that, he was a managing director with Morgan Stanley, a subsidiary of Morgan Stanley & Co., Inc., and Senior Vice President of the General Industrial Group at Lehman Brothers Inc.

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CORPORATE GOVERNANCE

The Board oversees the business and affairs of the Company and believes good corporate governance is a critical factor in our continued success and also aligns management and stockholder interests. Through our website, at www.kornferry.com, our stockholders have access to key governing documents such as our Code of Business Conduct, Corporate Governance Guidelines and charters of each committee of the Board. Throughout fiscal 2014, several stockholders asked the Company to consider changing the director election voting standard from plurality voting to majority voting in uncontested director elections. After considering the issue and based on recommendation of the Nominating and Corporate Governance Committee, the Board amended the Company’s governing documents effective October 1, 2014 to provide that director nominees are elected using a majority voting standard in uncontested director elections. The highlights of our corporate governance program are included below:

Board Structure		Stockholder Rights		Other Highlights
•	87.5% of the Board consists of Independent Directors	•	Annual Election of Directors	•	Clawback Policy
•	Independent Chair of the Board	•	Majority Voting for Directors in Uncontested Elections	•	Stock Ownership Guidelines
•	Independent Audit, Compensation and Nominating Committees	•	No Poison Pill in Effect	•	Pay for Performance Philosophy
•	Regular Executive Sessions of Independent Directors	•	Stockholder Communication Process for Communicating with the Board	•	Policies Prohibiting Hedging, Pledging and Short-Sales
•	Annual Board and Committee Self-Evaluations			•	No Excise Tax Gross-Ups
•	50% Diverse Board Nominees
•	Annual Strategic Off-Site Meeting

DIRECTOR INDEPENDENCE

The Board has determined that as of the date hereof a majority of the Board is “independent” under the independence standards of the NYSE. The Board has determined that the following director nominee and directors are “independent” under the independence standards of the NYSE: Doyle N. Beneby, William R. Floyd, Christina A. Gold, Jerry P. Leamon, Debra J. Perry, Harry L. You, and George T. Shaheen, and that director Edward Miller (who is not standing for reelection at the Annual Meeting) is “independent” under the NYSE standards.

For a director to be “independent”, the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

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•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. George Shaheen, as Chair of the Board, currently presides at all executive sessions of the independent directors. Subject to his reelection at the Annual Meeting, Mr. Shaheen will continue in this role following the Annual Meeting.

All current members of the Board, with the exception of our CEO, Mr. Burnison, are independent. Further, all members of our Audit Committee, Compensation and Personnel Committee and Nominating and Corporate Governance Committee are independent.

DIRECTOR INDEPENDENCE

BOARD LEADERSHIP STRUCTURE

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and CEO in the manner it considers to be in the best interests of the Company and that the role of Chair and CEO may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time. Currently, the Board is led by an independent, non-executive Chair, Mr. George Shaheen. Mr. Shaheen will continue to serve as Chair of the Board, subject to his reelection as a director at the Annual Meeting. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time as it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the bests interests of the Company to combine the role of Chair and CEO.

BOARD’S OVERSIGHT OF ENTERPRISE RISK AND RISK MANAGEMENT

The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company has established an enterprise risk framework for identifying, aggregating and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping and control evaluation management by its internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial and operational risk assessment and risk management policies, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Company’s other Board committees also consider and address risk during the course of their performance of their committee responsibilities. Specifically, the Compensation and Personnel Committee reviews the risks related to the Company’s compensation programs for senior management, discussed in more detail below, and the Nominating and Corporate Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, the General Counsel periodically reports to the Board on litigation and other legal risks that may affect the Company. The full Board monitors risks through regular reports from each of the Committee chairs and the General Counsel, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

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Assessment of Risk Related to Compensation Programs. During fiscal 2015, the Company completed its annual review of executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: balancing performance focus between near-term objectives and long-term stockholder value creation; issuing equity awards that vest over multi-year time horizons; and maintaining stock ownership guidelines and a clawback policy applicable to our executive officers. Furthermore, the Compensation and Personnel Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

BOARD COMMITTEES

Although the full Board considers all major decisions, the Company’s Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the table below.

Name	Audit	Compensation and Personnel	Nominating and Corporate Governance
Christina A. Gold
William R. Floyd
Jerry P. Leamon
Edward D. Miller
George T. Shaheen
Debra J. Perry
Harry L. You

Chairperson   Member

Audit Committee. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, reviews the independent registered public accounting firm’s qualifications and independence, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent registered public accounting firm, approves financial reporting principles and policies, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal accounting controls, oversees the Company’s internal audit function, including annually reviewing and discussing the performance and effectiveness of the Internal Audit Department, and works to ensure the integrity of financial information supplied to stockholders. The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the Company’s independent registered public accounting firm, Internal Audit Department, the Chief Financial Officer and the General Counsel. It also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with legal and regulatory requirements, business conduct and conflicts of interest. The Audit Committee is composed entirely of non-employee directors whom the Board has determined are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission (the “SEC”). The Board, in its business judgment, has determined that Messrs. You and Leamon qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Ms. Perry is “financially literate,” under the NYSE rules. The Audit Committee met eight times in fiscal 2015. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”. Requests for a printed copy should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

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Compensation and Personnel Committee. Among other things, the Compensation and Personnel Committee approves and oversees the Company’s compensation programs, including cash and equity-based incentive programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, reviews the compensation of directors for service on the Board and its committees, and approves or recommends to the Board, as required, specific compensation actions, including salary adjustments, annual cash incentives, stock option grants and employment and severance arrangements for the Chief Executive Officer and other executive officers. The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors. The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE. The Compensation and Personnel Committee met seven times during fiscal 2015. The Compensation and Personnel Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”. Requests for a printed copy should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Nominating and Corporate Governance Committee. Among other things, the Nominating and Corporate Governance Committee recommends criteria to the Board for the selection of nominees to the Board, evaluates all proposed nominees, recommends nominees to the Board to fill vacancies on the Board, and, prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting. The Nominating and Corporate Governance Committee, with the assistance of the Company’s executive search business, identified and recommended to the Board that Doyle N. Beneby be nominated as a director in this Proxy Statement to serve as a director until the 2016 Annual Meeting of Stockholders. In evaluating nominations, the Nominating and Corporate Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also takes into account the diversity of the Board when considering director nominees. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent directors” under the applicable listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times in fiscal 2015. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”. Requests for a printed copy should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Stockholders may recommend director nominees by mailing submissions to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees and officers to maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s clients, service providers, suppliers, competitors and employees; to protect Company assets; and for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly. It also prohibits directors, employees and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. The Code of Business Conduct and Ethics is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”. Requests for a printed copy should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

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CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, which among other things, impose limits on the number of directorships each member of the Board may hold (the Chief Executive Officer of the Company may not sit on more than two boards of directors of public companies (other than the Company), while all other directors may not sit on more than five boards of directors of public companies (other than the Company)); specifies the criteria to be considered for director candidates; and requires non-management directors to meet periodically without management. Additionally, the guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to provide written notice of such change to the chair of the Nominating and Corporate Governance Committee, and agree to resign from the Board if the Board determines to accept such resignation. The Nominating and Corporate Governance Committee must then review and assess the circumstances surrounding such change, and recommend to the Board any appropriate action to be taken. The Corporate Governance Guidelines are available on the Company’s website and in print to any stockholder that requests it. To access the Corporate Governance Guidelines from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”. Requests for a printed copy should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

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PROPOSAL NO. 2

Advisory Resolution on Executive Compensation

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•	provide compensation packages to our executives that are competitive with other major executive recruitment firms, a broader group of human capital companies and similarly-sized publicly traded companies;

•	closely tie individual annual cash incentive and equity-based awards to the performance of the Company as a whole, or one or more of its divisions or business units as well as to the team and individual performance of the named executive officer; and

•	align the interests of senior management with those of our stockholders through direct ownership of Company common stock and by providing a portion of each named executive officer’s direct total compensation in the form of equity-based incentives.

We urge stockholders to read the “Compensation Discussion and Analysis” section below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2015 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn/Ferry International (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program. Taking into account the advisory vote of stockholders regarding the frequency of future advisory votes to approve executive compensation at our 2011 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2016 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” the Company’s advisory resolution on executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

GOVERNANCE INSIGHTS: EXECUTIVE COMPENSATION Q & A WITH JERRY LEAMON, CHAIR OF THE COMPENSATION AND PERSONNEL COMMITTEE

Question: What is the Company’s Executive Compensation Philosophy?

Stockholder value is the core of our executive compensation philosophy. Our executive compensation program is designed to align the interest of our named executive officers with the interest of our stockholders by rewarding the named executive officers for effectively building stockholder value. We believe this alignment can be accomplished through the achievement of both long-term total stockholder return goals and short-term strategy execution and financial goals that we incorporate into our compensation program. The incentive awards to the named executive officers for fiscal 2015 reflect the Company’s improved financial and operating performance during the year.

Question: How does the Company align pay with performance?

The Compensation and Personnel Committee believes that with a strong pay-for–performance philosophy, the Company’s executive compensation will be aligned with the long-term value that our stockholders desire. As described in more detail in this Proxy Statement, the Compensation and Personnel Committee utilizes a number of components to facilitate and achieve its philosophy including:

• Variable or “At-Risk” Compensation. 78% of our CEO’s direct compensation is tied to Company performance and 60% of long-term equity grants to all of our NEOs during fiscal 2015 were in the form of performance-based restricted stock units

• Relative Total Stockholder Return. Use of performance-based restricted stock units which vest based upon the Company’s relative total stockholder return (TSR) among its peer group

• Mitigation of Risk. Annual cash incentives and long-term equity with multiple performance metrics focus executives on varied short-term and long-term goals; clawback policy and stock ownership guidelines further encourage executives to focus on appropriate time horizons

• Financial Metrics. Use of financial metrics (as described on page 27) such as adjusted Fee Revenue, adjusted EBITDA Margin, adjusted diluted Earnings Per Share (EPS), and adjusted Return on Invested Capital (ROIC) to provide a clear and quantifiable link to the creation of stockholder value

• Strategy Execution Key Performance Indicators (KPIs). Use of tailored metrics to incentivize short-term progress toward long-term strategic objectives

EXECUTIVE SUMMARY: FOCUS ON PAY-FOR-PERFORMANCE

This Compensation Discussion and Analysis section provides a detailed description of our compensation philosophy, practices and the factors and process used in making compensation decisions with respect to our fiscal 2015 named executive officers, namely:

Name	Title
Gary D. Burnison	President and Chief Executive Officer
Robert P. Rozek	Executive Vice-President and Chief Financial Officer
Byrne Mulrooney	Chief Executive Officer of Korn/Ferry International Futurestep, Inc.
Robert J. Heckman	Vice Chairman – Leadership Talent and Consulting (LTC) (formerly President of LTC)

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Selected Performance Highlights

The Company improved its financial and operating performance during fiscal 2015. Below are a few performance highlights:

•	Achieved record adjusted Fee Revenue of $1.05 Billion (a metric for the Company’s 2015 annual cash incentive program, adjusted to eliminate the effect of currency fluctuations based upon constant currency rates as of May 1, 2014)

	–	Representing a 10.1% increase year over year and the highest annual Fee Revenue for the Company in its 45-year history

•	Maintained #1 position as largest search firm among the “Big 5” International search firms (based upon a third party revenue study)

•	The Company adopted a quarterly dividend policy of $0.10 per share with the first dividend under the program declared and paid in the 4th Quarter of fiscal 2015

•	Improved the Company’s adjusted EBITDA Margin (a metric for the Company’s 2015 annual cash incentive program, adjusted to exclude the effects of any restructuring charges, separation costs and integration/acquisition costs (on an after-tax basis) and adjusted to eliminate the effect of currency fluctuations based upon a constant currency rate as of May 1, 2014) by 160 basis points

•	Unveiled the Korn Ferry Four Dimensions of Leadership, an industry-leading assessment protocol

•	Completed the acquisition of Pivot Learning LLC.

The following charts graphically display the Company’s performance on four important performance metrics (each used as a metric for the Company’s fiscal 2015 annual cash incentive program) for the last three fiscal years: Fee Revenue, ROIC, EBITDA Margin, and Diluted Earnings Per Share (each of which were adjusted for purposes of the annual cash incentive program in fiscal 2015 as described on page 27)

*	adjusted to eliminate the effect of currency fluctuations based upon constant currency rates as of May 1, 2014.
**	FY ’13 represents diluted earnings per shares (EPS) as reported in the Company’s 2013 Form 10-K adjusted to exclude the effect of restructuring charges, separation costs and integration/acquisition costs (on an after tax basis). FY ’14 represents diluted EPS as reported in the Company’s 2014 Form 10-K adjusted to exclude the effect of separation costs (on an after tax basis). FY ’15 represents diluted EPS as reported in the Company’s 2015 Form 10-K adjusted to exclude the effect of restructuring charges, separation costs and integration/ acquisition costs (on an after tax basis) and adjusted to eliminate the effect of currency fluctuations based upon a constant currency rate as of May 1, 2014.

Stockholder Value Delivered

For fiscal year 2015, the Company delivered outstanding TSR within our peer group (calculated in accordance with the TSR Units, as defined herein), ranking number 2 out of 15 peer group companies.

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In addition, the chart below illustrates the Company’s 3 year TSR compared with the TSR of the S&P 500 and the Company’s fiscal 2015 peer group (in the case of the Company and the peer group based upon average TSR for the 20 days ending prior to the end of the Company’s fiscal year, assuming $100 was invested on April 30, 2012 in the Company’s stock, the S&P 500 and an index comprised of the Company’s 2015 peer group).

*Based on Average TSR for the 20 Days Ending Prior to the End of Each Fiscal Year of the Company

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Spotlight on CEO Pay Alignment

The Company achieved strong fiscal 2015 adjusted diluted EPS, record level of adjusted Fee Revenue (on both a GAAP and adjusted basis) and accomplished a number of other strategic objectives such as the acquisition of Pivot Learning LLC, the development and release of the Korn Ferry Four Dimensions of Leadership, an industry-leading assessment protocol and the declaration of the Company’s first quarterly dividend. This performance was reflected in the increase in our stock price from $29.05 on April 30, 2014 to $31.53 on April 30, 2015. The Compensation and Personnel Committee (the “Committee”) considered in its compensation discussions the strong increase in stockholder value, the operational and strategic activities and actions undertaken by Mr. Burnison and the enhanced competitive position of the Company within the human talent consulting marketplace.

The chart below shows the components of Mr. Burnison’s total direct compensation composed of his base salary, annual cash incentive award and long-term incentive award(s) for the past three fiscal years overlaid with the Company’s adjusted diluted EPS and adjusted Fee Revenue (each used as a metric for the Company’s fiscal 2015 annual cash incentive program).

CEO COMPENSATION

VS ADJUSTED DILUTED EPS VS FEE REVENUE (ADJUSTED)

*	FY’15 at May 2014 F/X Rates
**	FY ’13 represents diluted earnings per shares (EPS) as reported in the Company’s 2013 Form 10-K adjusted to exclude the effect of restructuring charges, separation costs and integration/acquisition costs (on an after tax basis). FY ’14 represents diluted EPS as reported in the Company’s 2014 Form 10-K adjusted to exclude the effect of separation costs (on an after tax basis). FY ’15 represents diluted EPS as reported in the Company’s 2015 Form 10-K adjusted to exclude the effect of restructuring charges, separation costs and integration/acquisition costs (on an after tax basis) and adjusted to eliminate the effect of currency fluctuations based upon a constant currency rate as of May 1, 2014.

As illustrated by the chart above, a significant portion of the CEO’s fiscal 2015 compensation package is tied to the financial performance of the Company and total direct compensation aligns to increases in the Company’s performance in adjusted diluted EPS and adjusted Fee Revenue.

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Stockholder Engagement and Consideration of Last Year’s Say on Pay Vote

Korn Ferry routinely interacts with its stockholders to obtain stockholder views on various topics from our Company strategy to capital allocation. Taking into account the strong stockholder support for the 2014 advisory vote to approve executive compensation, the Committee determined to maintain our executive compensation programs for 2015. The Company will continue to engage our stockholders this year and in future years and consider their input in all facets of our business, including executive compensation.

99%	At the 2014 Annual Meeting, approximately 99% of the votes cast were in favor of the advisory vote to approve executive compensation.

Best Practice Highlights:

•	Use of Independent Compensation Consultant. The Committee receives objective advice from its independent compensation consultant

•	Modest Perquisites. Named executive officers receive only modest perquisites

•	Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers

•	No Single Trigger Payments. The named executive officers are not entitled to any “single trigger” equity acceleration or severance payments in connection with a change in control

•	Stock Ownership Guidelines. Named executive officers are required to hold three times their base salary in Company common stock

•	Peer Group Analysis. The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for the named executive officers relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm

•	No Hedging; No Speculative Trading; No Pledging. The Company has adopted policies prohibiting hedging, speculative trading or pledging of Company stock

•	No excise tax gross-ups. Our named executive officers are not entitled to any such gross-up

EXECUTIVE COMPENSATION PHILOSOPHY AND OVERSIGHT

Philosophy

The Company is a premier global provider of talent management solutions including executive recruitment, leadership consulting services and high impact recruitment solutions. The Company is uniquely positioned to help its clients with their human capital needs by assisting our clients to design, build and attract talent. The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. The Company provides its services to a broad range of clients through the expertise of approximately 452 Executive Recruitment, 164 LTC and 78 Futurestep consultants who are primarily responsible for client services and who are located in 37 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining and properly rewarding the right candidates for their contributions.

The Committee is diligent about establishing an executive compensation program offering competitive total direct compensation opportunities, which are aligned to stockholder return through established performance criteria grounded in the Company’s Strategic Plan and Annual Operating Plan (“AOP”).

The Committee is guided by the following principles in establishing and assessing compensation programs and policies for the named executive officers:

•	Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole or one or more of its divisions or business units, as well as to the team and individual performance of the named executive officer;

•	The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a portion of each named executive officer’s total direct compensation in the form of equity-based incentives; and

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•	Total direct compensation must be competitive with our peer group which includes major executive recruiting firms, a broader group of human capital companies and similarly sized publicly traded companies.

* Equity awards based upon grant date value

Our Process: From Strategy to Compensation-Related Metrics

The process begins at an annual off-site meeting where the Company reviews with the Board its Strategic Plan (including goals and objectives). As part of the Strategic Plan, the Company establishes a strategy execution framework (“SEF”) to drive performance and achievement of its strategic goals. That framework is represented by the five pillars below; each of which is comprised of detailed activities which, when executed, are designed to drive financial performance goals set within the Company’s Strategic Plan:

•	Integrated, solutions-based go-to-market strategy,

•	Extend and elevate the brand,

•	Unparalleled client excellence,

•	Premier career destination, and

•	Non-executive search solutions.

In setting the financial goals that underlie the Strategic Plan, the Company considers a number of internal and external factors such as:

•	revenue growth in excess of GDP expectations,

•	projected macro-economic data such as employment trends,

•	forecasted GDP in the countries where the Company has significant operations,

•	market expectations for revenue and growth for recruiting and staffing industry public companies,

•	recent and expected levels of new business activity,

•	increased productivity of fee earners,

•	focus on increasing Executive Recruitment Futurestep and LTC collaboration efforts, and

•	leveraging the executive search relationships to drive cross line-of-business revenue growth.

Then, during an end of fiscal year process, the Board approves an AOP for the upcoming fiscal year. For the named executive officers, the Committee establishes annual bonus plan targets with financial and strategic execution KPIs that are derived from the SEF and AOP.

Such financial targets and strategic execution KPIs form the basis for each named executive officer’s annual cash incentives and are tracked and measured during the course of the year with the year-end results reported to the Committee for determining year-end annual cash bonus awards.

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Use of Independent Advisor

The Committee retains compensation consultants to assist it in assessing the competitiveness of the named executive officers’ compensation. In fiscal 2015, the Committee retained Frederic W. Cook & Co, Inc. Frederic W. Cook & Co, Inc. has provided services to the Committee since September 2010. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Frederic W. Cook & Co and conducted a conflicts of interest assessment (taking into consideration factors specified in the NYSE listing standards) and has concluded that Frederic W. Cook & Co is independent and their work for the Committee has not raised any conflicts of interest. No other fees were paid to Frederic W. Cook & Co except fees related to their services to the Committee.

Use of a Peer Group

The Company does not target or position named executive officer pay levels at a specific percentile level relative to a peer group. Rather, the Company reviews total direct compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Because a number of the Company’s peer organizations are privately-held, precise information regarding executive officer compensation practices among the Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require exercise of judgment. In assessing the competitiveness of the Company’s named executive officer compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its compensation consultant with regard to the market for senior management positions.

During fiscal 2015, the Committee used the following companies as a peer group:

CBIZ, Inc.	Navigant Consulting, Inc.
FTI Consulting, Inc.	Resources Connection, Inc.
Heidrick & Struggles International, Inc.	Robert Half International Inc.
Huron Consulting Group Inc.	The Corporate Executive Board Company
ICF International, Inc.	The Dun & Bradstreet Corporation
Insperity, Inc.	Towers Watson & Co.
Kelly Services, Inc.	TrueBlue, Inc.
Kforce Inc.

The peer group remains unchanged from the peer group used during fiscal 2014. This peer group was primarily selected based upon criteria such as business lines, operating model, customer base, revenue, market capitalization and entities with which the Company competes for stockholder investment. The Committee reviews the peer group on an annual basis. Revenue and market capitalization data for this peer group and the Company are as follows:

Market capitalization
	(as of August 3, 2015)	Revenues*
Fiscal 2015 Peer Group Median	$1,154.1 million	$1,141.7 million
Korn Ferry**	$1,679.0 million	$1,028.2 million

*	Peer company revenues computed for 12 months ending as of the applicable company’s most recent annual report (as of August 3, 2015).
**	As of the Company’s fiscal year ended April 30, 2015.

While the Committee does not target a particular position relative to its peer group, in determining the salary, annual cash incentive and long-term incentive levels for each named executive officer, the Committee does consider the range of salary, annual cash incentive and long-term incentive levels that the peer group provides to similarly situated executives and intends that the levels provided to each named executive officer fall within that range. The salary, annual cash incentive and long-term incentive levels for fiscal 2015 generally fell within this range and are generally intended to be within the 25th to 75th percentile of the range.

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ELEMENTS OF COMPENSATION & COMPENSATION DECISIONS AND ACTIONS

Base Salary

Base salary is intended to compensate named executive officers for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. Named executive officer base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, data is also obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultant related to senior management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each named executive officer and, with respect to the named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer.

In July of 2014, the Company entered into an amended and restated employment agreement with Mr. Burnison. As Mr. Burnison’s base salary was below the 25th percentile of the Company’s peer group and had not been changed since 2010, his annual base salary was increased from $700,000 to $910,000. Mr. Burnison’s new base salary, together with his target annual bonus, results in his target cash compensation being slightly above median in relation to the Company’s peer group. In June of 2014, the Company entered into a letter agreement with Mr. Mulrooney that provided for an increase in his base salary from $400,000 (includes $100,000 annual cash stipend) to $450,000. Mr. Mulrooney’s new base salary is slightly below the median in relation to the Company’s peer group. There were no other changes to the base salaries of the Company’s named executive officers during fiscal 2015.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward named executive officers for achieving financial and strategy execution goals over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including financial goals, strategy execution objectives, competitive data, and individual performance, as described in more detail below. While the Committee does primarily base annual cash incentive awards on performance against these objectives for the year, it retains discretion in determining actual bonus payouts. Annual cash incentives are typically paid in cash, but the Committee has discretion to pay a portion of the annual cash incentive in equity or other long-term incentives. In the case of Mr. Mulrooney and Mr. Heckman, the aforementioned factors are used to determine each of their aggregate incentive amounts which are then allocated among an annual cash incentive award and long-term incentive awards.

Our Metrics: Measuring Performance

As discussed earlier in the section entitled “Our Process: From Strategy to Compensation-Related Metrics”, the Committee, using the Company’s strategic plan, SEF and AOP as a basis, sets performance metrics and associated targets for our named executive officers. These performance metrics typically are separated into two categories: financial metrics and strategy execution KPIs.

For fiscal year 2015, the Committee selected the following financial performance metrics:

Financial Metric

Adjusted Fee Revenue

Fee revenue as reported in the Company’s Annual Report on Form 10-K filed on June 26, 2015 (“Form 10-K”) adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014). For fiscal year 2015 and on a going-forward basis, given the volatility of currency rates, the Committee determined to adjust Fee Revenue for constant currency rates.

Adjusted Diluted EPS
Diluted earnings per share as reported in the Company’s Form 10-K adjusted to exclude the effect of restructuring charges and integration/ acquisition costs (on an after tax basis) and further adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).
Adjusted EBITDA Margin
GAAP net income plus interest, tax, depreciation and amortization expense adjusted to exclude the effects of any restructuring charges and integration/acquisition costs divided by GAAP fee revenue as adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).
Adjusted Return on Invested Capital
GAAP net Income adjusted to exclude the effects of restructuring charges and integration/acquisition costs (on an after tax basis), divided by average stockholders’ equity (plus debt), all adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).

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Strategy execution KPIs constitute the other group of performance metrics. Grounded in the Company’s Strategic plan, SEF and AOP, the inclusion and use of these KPIs are designed with the intent of aligning compensation with the achievement of the Company’s strategic long-term goals, namely efforts to expand its service offerings. While these KPIs are strategic in nature, each KPI does have identified metrics and measurements assigned to it; some of which tie back to specific financial metrics.

Strategy Execution KPIs	Purpose	How the Target Was Established
Avg. Fee Executive Search. (measured by the average search fee per engagement (including additional hire or placement fees) within our search segment)*	Indicates how the Company has extended and elevated the brand; with higher average fees equating to higher level work (e.g. more C-suite and Board level work).	Target set by Committee derived from the SEF and AOP.
Strategic Account Development. (measured by GAAP Fee Revenue from clients designated as Premier Client Partnership and Investment Accounts divided by total GAAP Fee Revenue)*	Linked to the Company’s integrated solutions drive “go-to market” strategy of building deeper, multi-service line relationships with clients.	Target set based upon targeted revenues from an agreed-upon list of clients.
% Clients with Revenue in More than One Line of Business (based upon the percentage of clients with revenue in more than one line of business over the past two years)	Linked to the Company’s strategic focus on expanding revenue from non-search solutions.	Target set by Committee derived from the SEF and AOP.
SCP Retention. (based upon the percentage of highly rated executive search senior client partners and LTC senior partners/ managing directors which are retained throughout the fiscal year)	Linked to the company’s strategic goal of being a premier career destination.	Target set by Committee derived from the SEF and AOP.
*	Adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).

The Board, Committee and Company believe they have set targets with appropriate rigor. In each applicable instance the fiscal year 2015 target represents an increase from both the fiscal year 2014 target and the fiscal year 2014 actual result. For instance, the Adjusted Fee Revenue target for fiscal year 2015 represents an increase of $48 million in Adjusted Fee Revenue as compared to fiscal year 2014 actual Fee Revenue. The table below discusses target and actual results for fiscal year 2014 and fiscal year 2015.

Financial Metric / KPI	FY 14 Target	FY 14 Actual	FY 15 Target	FY 15 Actual
Adjusted Fee Revenue ($M)	$935	$960.3	$1,008.8	$1,057.1	*
Adjusted EBITDA Margin	13.00%	14.00%	15.50%	15.60%	*
Adjusted Diluted EPS ($)**	$1.20	$1.54	$1.71	$1.96	*
Adjusted ROIC	8.30%	10.70%	10.80%	12.50%	*
LTC Fee Revenue ($M)	$255	$254.6	$270	$272	*
Futurestep Fee Revenue ($M)	$138	$136.8	$146	$170	*
Strategic Account Development	19%	21%	23%	24%
Average Fee Per Executive Search ($ in 000s)	$115	$116	$117	$119	*
*	Adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).
**	FY ’14 actual results represents diluted EPS adjusted to exclude the effect of separation costs (on an after tax basis). FY ’15 actual results represent diluted EPS adjusted to exclude the effect of restructuring charges, separation costs and integration/acquisition costs (on an after tax basis) and adjusted to eliminate the effect of currency fluctuations based upon a constant currency rate as of May 1, 2014.

Determinations and Results:

After the end of the fiscal year the Committee evaluated each named executive officer’s achievements against the financial and strategy execution targets. Notwithstanding the structure outlined above, while the Committee primarily bases its determination of annual cash incentives on the metrics discussed herein, the Committee retains discretion in determining actual annual cash incentive awards.

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For fiscal year 2015, the weightings and results for our named executive officers were as follows:

Financial Metrics
			Weighting
	Target	Actual*	Burnison	Rozek	Heckman	Mulrooney
Adjusted Fee Revenue ($M)	$1,008.8	$1,057.1	15.0%	15.0%	5%	5%
Adjusted EBITDA Margin	15.5%	15.6%	15.0%	15.0%	5%	5%
Adjusted Diluted EPS ($)**	$ 1.71	$ 1.96	15.0%	15.0%	5%	5%
Adjusted ROIC	10.8%	12.5%	15.0%	15.0%	5%	5%
	LTC: $ 270	LTC: $ 272	—	—	25%	—
Fee Revenue*** (for each of LTC and FS) ($M)	FS: $ 146	FS: $ 170	—	—	—	25%
	***	LTC: .98x Target	—	—	25%	—
EBITDA Margin (for each of LTC and FS)	***	FS: 1.01x Target	—	—	—	25%

Strategy Execution KPIs
			Weighting
	Target	Actual	Burnison	Rozek	Heckman	Mulrooney
Strategic Account Development	23%	24%	10%	10%	10%	10%
Avg. Fee (Executive Recruitment Segment)	$117.0	$119.4	10%	10%	—	—
% of Revenue from Outside the Line of Business	****	1.38x Target	10%	10%	10%	10%
SCP Retention	****	1.05x Target	10%	10%	—	—
Individual Performance	*****	2.00x Target	—	—	10%	10%
*	Adjusted to eliminate the effect of currency fluctuations based upon constant currency rates used in the establishment of the Company’s Annual Operating Plan (i.e. currency rates as of May 1, 2014).
**	Diluted earnings per share adjusted to exclude the effect of restructuring charges and integration/acquisition costs.
***	The Fee Revenue and EBITDA Margin KPIs are calculated with respect to LTC for Mr. Heckman and Futurestep for Mr. Mulrooney. Targets are not disclosed due to potential competitive harm, but they were set above both target and actual results for 2014.
****	Target not disclosed due to potential competitive harm, but it was set above both target and actual results for 2014.
*****	For each of Mr. Mulrooney and Mr. Heckman, where individual performance served as a KPI, the Committee noted the following:

Mr. Mulrooney	• Futurestep business grew 20% during the fiscal year
• Futurestep experienced 10 consecutive quarters of revenue growth
• Secured record level of RPO assignments
• Futurestep business accounted for approximately 16% of the Company’s business
Mr. Heckman	• The recruitment and retention of senior partners
• Achieved a strong EBITDA margin during FY ’15
• LTC accounted for approximately 26% of the Company’s business
• Acquired and began integration of Pivot Learning LLC

In keeping with our efforts to reflect stockholder feedback, the table above incorporates detailed disclosure with either actual results or relative results to target. For competitive advantage and confidentiality reasons, we do not disclose the target and actual results for all our strategy execution KPIs. However, when the goals were established the financial metrics and the strategy execution KPIs were considered challenging to achieve given the continuing uncertain economic environment and targets were set above both targets and results for 2014.

For each of Mr. Burnison and Mr. Rozek, the target bonus is equal to 100% of his base salary and the maximum bonus is equal to 200% of his base salary. Mr. Mulrooney had a target of $650,000 for his annual cash and long-term incentives, in the aggregate. Mr. Heckman had a target of $400,000 for his annual cash and long-term incentives, in the aggregate.

For Messrs. Burnison and Rozek, the Committee awarded annual cash incentive amounts as follows: Mr. Burnison-$1,654,148 and Mr. Rozek-$863,429 (which amounts represent 181.8% of their respective target bonuses for the year). This amount reflects their performance against the financial metrics and strategy execution KPI targets established at the beginning of the fiscal year.

In accordance with the design of the annual incentive program, the results are aligned with the financial performance and stockholder value created during the fiscal year, including: (1) the Company’s stock price appreciation from $29.05 on April 30, 2014 to $31.53 on April 30, 2015 (representing approximately 9% appreciation), and (2) the Company’s second place TSR performance during the last three years relative to our peer group.

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The Committee reviewed performance against the financial performance goals and strategy execution objectives described above in determining a total dollar value for Mr. Heckman’s and Mr. Mulrooney’s combined annual cash incentive and long-term equity awards. A portion of this value was provided to each executive in early fiscal 2015 as an annual cash incentive (Mr. Mulrooney $808,700 and Mr. Heckman $575,441).

Long-Term Incentives

Long-term incentives are intended to align the named executive officers’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives the Committee has discretion to make grants of options, time-based restricted stock and/or market performance-based awards, as well as contributions to the Company’s non-qualified deferred compensation plan (described below) that vest over time.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, Company performance during the fiscal year preceding the year of grant, and historic grants. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

In fiscal 2015 our Chief Executive Officer received annual equity grants with a target grant value (i.e., shares awarded for target performance) equal to 2 times his then current base salary, granted 40% in time-based restricted stock units and 60% in performance restricted stock units (discussed in further detail below). The Committee has determined that this amount falls within the range of long-term incentives provided by the peer group companies and that this was an appropriate level of equity grant and equity mix to properly align the interests of our Chief Executive Officer with the Company’s long-term goals, taking into account his individual performance and market compensation levels. In fiscal 2015 our Chief Financial Officer received annual equity grants with a target grant value equal to his base salary, granted 40% in time-based restricted stock units and 60% in performance restricted stock units (discussed in further detail below).

As described above, Mr. Mulrooney had an aggregate target of $650,000 for his target annual cash and long-term incentives, and Mr. Heckman had an aggregate target of $400,000 for his target annual cash and long-term incentives. When determining the allocation between cash and long-term equity incentives with respect to Mr. Mulrooney and Mr. Heckman, the Committee primarily reviewed historical pay practices, internal equity and what it considered to be an appropriate balance between short-term and long-term pay elements.

Below we discuss equity grants made during fiscal 2015, the payout of the performance awards granted in 2012 for which the three-year performance period ended in fiscal 2015, and the equity grants made during fiscal 2016.

Fiscal Year 2015 Awards

In fiscal year 2015, 60% (based on the number of units/shares granted) of the equity awards granted to the named executive officers were comprised of performance-based awards tied to three-year relative TSR (“Relative TSR Units”). As in previous years (excluding fiscal 2014), the named executive officers received a portion of their equity awards in the form of time-based restricted stock awards.

Performance-Based Equity: Relative TSR Units

Mr. Burnison was awarded Relative TSR Units with a target amount of 28,240 units, a maximum amount of 56,480 units, and a minimum amount of zero. These Relative TSR Units have a three-year performance period after which the number of units that vest may range from 0-56,480, depending upon the Company’s TSR over the three-year performance period relative to the fiscal 2015 peer group of companies listed above. Such units are subject to full forfeiture and will only vest if the Company meets certain performance targets at the end of three years from the grant date. If the Company’s TSR is less than zero, the payouts will be modified to reduce the payout as a percentage of the target.

Relative TSR Units were also granted to Mr. Rozek, with a target amount of 9,580 units (maximum of 19,160 units and minimum of zero); Mr. Mulrooney with a target amount of 8,070 units (maximum of 16,140 units and minimum of zero); and Mr. Heckman, with a target amount of 5,870 units (maximum of 11,740 units and minimum of zero).

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For fiscal 2015, the Committee approved certain changes to the design of the Relative TSR Units. The changes included defining performance as a percentile (as opposed to a numerical rank) and setting the target payout at the 60th percentile ranking, requiring a higher level of performance to earn a payout at the target level. The table below outlines the potential vesting of the percentages of the Relative TSR Units granted in fiscal 2015 resulting from the Company’s TSR over the three-year performance period relative to the TSR of the fiscal 2015 peer group.

	Payout as a % Target
Relative TSR Percentile Ranking	Absolute TSR > 0%	Absolute TSR < 0%
>90P	200%	100%
90P	200%	100%
85P	183%	100%
80P	167%	100%
75P	150%	100%
70P	133%	100%
65P	117%	100%
60P	100%	100%
55P	92%	88%
50P	83%	75%
45P	75%	63%
40P	67%	50%
35P	58%	38%
30P	50%	25%
<30P	0%	0%

Time-Based Restricted Stock

Each of the named executive officers received a time-based restricted stock award that vests in four equal annual installments beginning on July 25, 2015. Mr. Burnison received 18,820 shares, Mr. Rozek received 6,390 shares, Mr. Mulrooney received 5,380 shares and Mr. Heckman received 3,910 shares.

Relative TSR Units for the Three-Year Performance Cycle Ending April 30, 2015

April 30, 2015 marked the end of the three-year performance cycle for the performance-based restricted stock units granted to Mr. Burnison, Mr. Rozek and Mr. Mulrooney in fiscal 2012. The Company’s relative total stockholder return over the three-year performance period resulted in the Company ranking second out of a 15 company peer group. This second place ranking translates into 185% of the award (i.e. 91,520, 31,040 and 17,430 shares, respectively) vesting. Mr. Heckman was not an employee in fiscal 2012 and accordingly did not receive performance-based restricted stock units in fiscal 2012.

Fiscal Year 2016 Awards

At the beginning of fiscal 2016 and as will be described in more detail in the proxy statement for fiscal 2016, the Company granted regular cycle long term incentive grants in the form of time-based restricted stock and Relative TSR Units to the named executive officers. Similar to the regular cycle long term incentive awards granted in fiscal 2015, including with respect to structure, the Company granted 40% in time-based restricted stock and 60% in Relative TSR Units (based on the number of units/shares granted). For the fiscal year 2016 regular cycle grants, each of the NEOs received the following:

NEO	Time-Based Restricted Stock	Value of Time-Based Restricted Stock (Based Upon Grant Date Closing Stock Price)	Relative TSR Units Target	Value of Relative TSR Units Target (Based Upon Grant Date Closing Stock Price)
Gary D. Burnison	23,510	$800,045.30	35,260	$1,199,897.80
Robert P. Rozek	10,290	$350,168.70	15,430	$525,082.90
Byrne Mulrooney	7,350	$250,120.50	11,020	$375,010.60
Robert J. Heckman	2,640	$89,839.20	3,970	$135,099.10

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OTHER COMPENSATION ELEMENTS

Generally Available Benefits and Perquisites

The Company provides named executive officers the same benefits that are provided to all employees, including medical, dental and vision benefits, group term life insurance and participation in the Company’s 401(k) plan. In addition, the named executive officers receive the benefits provided to all employees at the level of vice president and above including an automobile allowance and participation in the Company’s nonqualified deferred compensation plan (described below).

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn/Ferry International Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the named executive officers, along with all other U.S.-based vice presidents, may defer up to 90% of their salary and/or up to 100% of their annual incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account “invested” from a set line up of 17 pre-determined mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company matching and performance contributions to the ECAP are approved by the Committee. During fiscal 2015, no Company contributions were made to the ECAP on behalf of the named executive officers. Participants in the ECAP may elect to receive distributions (in lump sum) while employed by the Company (and after such amounts have become vested) or upon termination of their employment with the Company.

Employment Agreements

Each of the Company’s named executive officers is covered by an employment contract or letter agreement that provides for a minimum annual level of salary, target incentives, eligibility for long-term incentives and benefit eligibility. The agreements with Messrs. Burnison, Rozek, Mulrooney and Heckman also provide for a severance benefit in the event of a termination of employment without “cause” or, in the case of Messrs. Burnison, Rozek and Mulrooney, for “good reason,” as such terms are defined in the agreements. It is the Committee’s belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

In July of 2014, the Company entered into an amended and restated employment agreement with Mr. Burnison. The amended and restated agreement eliminated the excise tax gross-up payments in connection with Section 280G of the Internal Revenue Code. Accordingly, the Company does not provide any excise tax gross-ups to its executives. As Mr. Burnison’s base salary was below the 25th percentile of the Company’s peer group and had not been changed since 2010, his annual base salary was increased to $910,000. Mr. Burnison’s new base salary, together with his target annual bonus, results in his target cash compensation being slightly above median in relation to the Company’s peer group. The amended and restated employment agreement provides that long term incentive awards are to be made in the discretion of the Compensation Committee. Additional changes described below under “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” were made in the amended and restated employment agreement.

Please refer to the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

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OTHER POLICIES

Stock Ownership Guidelines

The Company’s amended and restated stock ownership guidelines provide that all named executive officers are required to own three times their annual base salary in Company common stock. In addition, such guidelines require non-employee directors to hold three times their annual cash retainer in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the stock ownership guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. Until the stock ownership level is met, each executive officer and non-employee director must retain at least 75% of the net shares received upon vesting of restricted stock awards and 50% of the net shares received upon exercise of stock options. When an executive officer’s stock ownership requirement increases as a result of an increase in the officer’s annual salary, the officer will become subject to such higher stock ownership level over a five-year proportional phase-in period. All of our named executive officers are in compliance with the stock ownership guidelines (either because they meet the applicable stock ownership level or because they are in compliance with the applicable retention ratios in instances where the applicable stock ownership level has not been met).

Clawback Policy

On July 12, 2011, the Board adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers or the principal accounting officer after July 12, 2011. Pursuant to the policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by executive officers or the principal accounting officer who are found personally responsible for the material restatement, as determined by the Board.

Policies Prohibiting Hedging, Speculative Trading and Pledging

The Company has adopted policies prohibiting officers, directors and employees from engaging in speculative transactions (such as puts, calls, short sales) or in any type of hedging transaction (such as zero cost collars and forward sale contracts) in Company securities. Further, directors and officers are expressly prohibited from margining Company securities or pledging Company securities as collateral for a loan.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for named executive officers (other than the chief financial officer) depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights or on whether such plans qualify as “performance-based” plans under the provisions of the tax laws. The Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m). For example, for fiscal 2015 no annual bonuses would have been paid, and no equity awards would have been granted in fiscal 2015, to any of the named executive officers if the Company had not achieved at least 8.3% ROIC or $1.20 of adjusted diluted EPS.

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COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2015 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Jerry P. Leamon, Chair

Christina A. Gold

William R. Floyd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2015, at all times, all members of the Compensation and Personnel Committee were “independent”; none were employees or former employees of the Company and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Fiscal Year 2015, 2014 and 2013 Summary Compensation Table

The following table sets forth information with respect to the total compensation paid to or earned by each of the named executive officers in fiscal year 2015, 2014 and 2013.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
						Stock	Incentive Plan	Compensation		All Other
Name and	Fiscal	Salary		Bonus		Awards	Compensation	Earnings		Compensation		Total
Principal Position	Year	($)		($)		($)(1)	($)(2)	($)		($)		($)
Gary D. Burnison,	2015	861,538	(3)	—		1,515,819	1,654,148	26,594	(4)	15,727	(5)	4,073,826
President and Chief	2014	700,000		—		1,749,826	1,303,650	—	(4)	11,790		3,765,266
Executive Officer	2013	700,000		—		1,459,860	836,223	42,976	(4)	12,870		3,051,929
Robert P. Rozek,	2015	475,000		—		514,386	863,429	—		13,478	(6)	1,866,293
Executive Vice-	2014	475,000		—		593,607	884,620	—		10,213		1,963,440
President and Chief	2013	475,000		160,417	(7)	495,178	407,020	—		41,000		1,578,615
Financial Officer
Byrne Mulrooney,	2015	426,154	(8)	—		433,225	808,700	—		28,666	(9)	1,696,745
Chief Executive	2014	300,000		—		440,461	722,643	—		109,559		1,572,663
Officer of Korn/ Ferry International Futurestep, Inc.	2013	300,000		500,000	(10)	411,419	137,600	—		112,497		1,461,516
Robert J. Heckman,	2015	400,000		—		315,023	575,441	—		4,626	(11)	1,295,090
Former President	2014	400,000		200,000	(12)	—	200,000	—		2,999		802,999
of Leadership and	2013	133,333	(13)	66,666	(14)	399,960	—	—		—		599,959
Talent Consulting

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2015. For the 2015 grants, the value on the grant date of the maximum number of shares that could be earned as Relative TSR Units granted to each named executive officer is as follows: Mr. Burnison, $1,911,848, Mr. Rozek, $648,566, Mr. Mulrooney, $546,340 and Mr. Heckman, $397,400. For the Relative TSR Units, the grant date fair value is measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For Mr. Burnison and Mr. Rozek, the assumed per-share value of the Relative TSR Units for the July 25, 2014 annual grant was $33.85, for the July 9, 2013 annual grant was $23.23, and for the July 11, 2012 annual grant was $15.36. For Mr. Mulrooney, the assumed per-share value of the Relative TSR Units for the July 25, 2014 annual grant was $33.85, and for the July 11, 2012 annual grant was $15.36. For Mr. Heckman, the assumed per-share value of the Relative TSR Units for the July 25, 2014 annual grant was $33.85. For performance-based shares (the performance units granted in fiscal 2014 tied to fee revenue and EBITDA margin CAGR of the LTC and Futurestep service offerings (the “LTC/FS Units”)), fair value is determined by the closing share price on the grant date and the outcome is determined upon company performance measured by the compounded annual growth rate of segment revenue and EBITDA margin compared to target levels. The per-share value of performance-based shares granted on December 18, 2013 for Mr. Burnison, Mr. Rozek and Mr. Mulrooney was $25.60.
(2)	Reflects cash incentive compensation earned in the applicable fiscal year and paid in the following fiscal year.
(3)	Mr. Burnison’s base annual salary from May 1, 2014 to June 25, 2014 was $700,000, at which time his employment agreement was amended and restated increasing Mr. Burnison’s base annual salary to $910,000.
(4)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Mr. Burnison’s accumulated benefit under the Enhanced Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. As discussed under “Fiscal 2015 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Mr. Burnison is the only named executive officer that participates in the EWAP. To date, Mr. Burnison has contributed $55,200 to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants. The aggregate change in the actuarial present value of Mr. Burnison’s accumulated benefit under the EWAP from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for fiscal year 2013 to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for fiscal year 2014 was ($16,954).
(5)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,385, executive short-term life insurance premium and/or imputed income of $3,816 and dividends on unvested restricted stock of $5,126.
(6)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,385, executive short-term life insurance premium and/or imputed income of $3,625 and dividends on unvested restricted stock of $3,068.
(7)	Reflects the guaranteed annual bonus paid pursuant to Mr. Rozek’s employment agreement.
(8)	Mr. Mulrooney’s base annual salary from May 1, 2014 to June 26, 2014 was $300,000, at which time his offer letter was amended increasing Mr. Mulrooney’s base annual salary to $450,000.
(9)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,385, executive short-term life insurance premium and/or imputed income of $2,484, a cash stipend of $16,667 and dividends on unvested restricted stock of $2,730.
(10)	Represents one-time special cash bonus awarded to Mr. Mulrooney in light of the performance of Futurestep.
(11)	Represents executive long-term disability insurance premium and/or imputed income of $1,385, executive short-term life insurance premium and/or imputed income of $1,613, and dividends on unvested restricted stock of $1,628.
(12)	Reflects the minimum guaranteed incentive award paid during fiscal year 2014 pursuant to Mr. Heckmans’s employment agreement.
(13)	Mr. Heckman’s base salary for fiscal year 2013 was $400,000. Mr. Heckman joined the Company on December 31, 2012.
(14)	Reflects the minimum guaranteed incentive award paid during fiscal year 2013 pursuant to Mr. Heckman’s employment agreement.

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Fiscal Year 2015 Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2015 to the named executive officers, in the case of equity awards, under the 2008 Plan.

		Estimated Future Payments				Estimated Future Payments			All Other
		Under Non-Equity Incentive				Under Equity Incentive			Stock	Grant
		Plan Awards				Plan Awards			Awards:	Date Fair
									Number of	Value of
									Shares of	Stock and
	Grant	Threshold	Target		Maximum	Threshold	Target	Maximum	Stock	Option
Name	Date	($)	($)		($)(1)	(#)	(#)	(#)	(#)	Awards
Gary D. Burnison	7/25/2014	—	—		—	7,060	28,240	56,480	—	955,924
	7/25/2014	—	—		—	—	—	—	18,820	559,895
		—	910,000	(2)	2,100,000	—	—	—	—	—
Robert P. Rozek	7/25/2014	—	—		—	2,395	9,580	19,160	—	324,283
	7/25/2014	—	—		—	—	—	—	6,390	190,103
		—	475,000	(3)	1,425,000	—	—	—	—	—
Byrne Mulrooney	7/25/2014	—	—		—	2,018	8,070	16,140	—	273,170
	7/25/2014	—	—		—	—	—	—	5,380	160,055
		—	—	(4)	1,200,000	—	—	—	—	—
Robert J. Heckman	7/25/2014	—	—		—	1,468	5,870	11,740	—	198,700
	7/25/2014	—	—		—	—	—	—	3,910	116,323
		—	—	(5)	1,200,000	—	—	—	—	—

(1)	Maximum potential payout under section 162(m) compliant plan; Committee retains complete negative discretion to award lesser amount.
(2)	Mr. Burnison has an annual target incentive award equal to 100% of his base salary.
(3)	Mr. Rozek has an annual target incentive award equal to 100% of his base salary.
(4)	Mr. Mulrooney has an annual target incentive award (cash incentive and long-term equity) of $650,000.
(5)	Mr. Heckman has an annual target incentive award (cash incentive and long-term equity) of $400,000.

Employment Agreements

Certain elements of compensation set forth in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” reflect the terms of employment or letter agreements entered into between the Company and each of the named executive officers that were in effect as of April 30, 2015.

Gary D. Burnison. We entered into an amended and restated employment agreement with Mr. Burnison dated July 25, 2014 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison serves as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an annual base salary of $910,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of annual base salary; and (3) subject to approval of the Board, participation in the Company’s equity incentive program.

Robert P. Rozek. We entered into an employment agreement (the “Rozek Employment Agreement”) with Robert Rozek as Executive Vice President and Chief Financial Officer of the Company on February 6, 2012, for an initial term ending on April 30, 2015 and thereafter subject to automatic renewal for successive terms of one year unless sooner terminated. Pursuant to the terms of the Rozek Employment Agreement, Mr. Rozek receives an annual base salary of $475,000 and is eligible for an annual target cash incentive award equal to 100% of his annual base salary with the ability to earn additional amounts up to a maximum cash award equal to 200% of his annual base salary.

Byrne Mulrooney. We entered into a letter agreement with Byrne Mulrooney dated June 26, 2014, (the “Mulrooney Letter Agreement”). The Mulrooney Letter Agreement provides for (1) an annual base salary of $450,000; and (2) an annual target incentive award (cash and long-term equity) with a value of $650,000 and a maximum of $1,350,000. In addition, Mr. Mulrooney is eligible to participate in employee benefit plans, arrangements and programs maintained from time to time by the Company for the benefit of senior executives.

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Robert Heckman. We entered into a letter agreement with Robert Heckman on December 4, 2012 (the “Heckman Letter Agreement”). The Heckman Letter Agreement provides for (1) an annual base salary of $400,000; and (2) an annual target incentive award (cash and long-term equity) with a target value of $400,000 and a maximum of $800,000.

Fiscal Year 2015 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to options to purchase shares of the Company’s common stock, restricted stock and restricted stock unit grants to the named executive officers outstanding as of April 30, 2015.

	Option Awards					Stock Awards
			Equity								Equity
			Incentive						Equity		Incentive
			Plan						Incentive		Plan Awards:
			Awards:						Plan Awards:		Market or
			Number of						Number of		Payout Value
	Number of	Number of	Securities			Number of		Market Value	Unearned		Unearned
	Securities	Securities	Underlying			Shares of		of Shares of	Shares or		Shares or
	Underlying	Underlying	Unexercised	Option		Stock that		Stock that	Other Rights		Other Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		Have Not	that Have Not		that Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Not Exercisable	(#)	($)	Date	(#)		($)	(#)		($)
Gary D.	—	—	—	—	—	7,705	(1)	242,939	—		—
Burnison	—	—	—	—	—	24,735	(2)	779,895	—		—
	—	—	—	—	—	18,820	(3)	593,395	—		—
	—	—	—	—	—	—		—	91,520	(4)	2,885,610
	—	—	—	—	—	—		—	72,100	(5)	2,273,313
	—	—	—	—	—	—		—	28,240	(6)	890,407
	—	—	—	—	—	—		—	71,280	(7)	2,247,458
Robert P.	—	—	—	—	—	15,900	(8)	501,327	—		—
Rozek	—	—	—	—	—	8,390	(2)	264,537	—		—
	—	—	—	—	—	6,390	(3)	201,477	—		—
	—	—	—	—	—	—		—	31,043	(9)	978,786
	—	—	—	—	—	—		—	24,460	(10)	771,224
	—	—	—	—	—	—		—	9,580	(11)	302,057
	—	—	—	—	—	—		—	24,180	(12)	762,395
Byrne	—	—	—	—	—	2,203	(1)	69,461	—		—
Mulrooney	—	—	—	—	—	9,425	(2)	297,170	—		—
	—	—	—	—	—	10,298	(13)	324,696	—		—
	—	—	—	—	—	5,380	(3)	169,631	—		—
	—	—	—	—	—	—		—	17,427	(14)	549,473
	—	—	—	—	—	—		—	8,070	(15)	254,447
	—	—	—	—	—	—		—	13,580	(16)	428,177
Robert J.	—	—	—	—	—	12,375	(17)	390,184	—		—
Heckman	—	—	—	—	—	3,910	(3)	123,282	—		—
	—	—	—	—	—	—		—	5,870	(18)	185,081

(1)	The time-based restricted stock grant was made on June 11, 2011 and vests in four equal annual installments beginning on June 11, 2012.
(2)	The time-based restricted stock grant was made on July 11, 2012 and vests in four equal annual installments beginning on July 11, 2013.
(3)	The time-based restricted stock grant was made on July 25, 2014 and vests in four equal annual installments beginning on July 25, 2015.
(4)	This Relative TSR Unit grant was made on July 11, 2012. The award has a three-year vesting period after which between 0 and 98,940 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2015, 91,520 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.

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(5)	This Relative TSR Unit grant was made on July 9, 2013. The award has a three-year vesting period after which between 0 and 72,100 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 200% of target.
(6)	This Relative TSR Unit grant was made on July 25, 2014. The award has a three-year vesting period after which between 0 and 56,480 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 100% of target.
(7)	This performance-based restricted stock unit (the LTC/FS unit granted during fiscal 2014) grant was made on December 18, 2013. The award has a three-year vesting period beginning on July 12, 2013, the approval date, after which between 0 and 71,280 shares may vest depending upon company performance measured by the compounded annual growth rate of segment revenue and EBITDA margin compared to target levels. Calculated using the maximum outcome of 200% of target.
(8)	The time-based restricted stock grant was made on February 21, 2012 and vests in four equal annual installments beginning on February 21, 2013.
(9)	This Relative TSR Unit grant was made on July 11, 2012. The award has a three-year vesting period after which between 0 and 33,560 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2015, 31,043 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(10)	This Relative TSR Unit grant was made on July 9, 2013. The award has a three-year vesting period after which between 0 and 24,460 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 200% of target.
(11)	This Relative TSR Unit grant was made on July 25, 2014. The award has a three-year vesting period after which between 0 and 19,160 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 100% of target.
(12)	This performance-based restricted stock unit (the LTC/FS unit granted during fiscal 2014) grant was made on December 18, 2013. The award has a three-year vesting period beginning on July 12, 2013, the approval date, after which between 0 and 24,180 shares may vest depending upon company performance measured by the compounded annual growth rate of segment revenue and EBITDA margin compared to target levels. Calculated using the maximum outcome of 200% of target.
(13)	The time-based restricted stock grant was made on July 9, 2013 and vests in four equal annual installments beginning on July 9, 2014.
(14)	This Relative TSR Unit grant was made on July 11, 2012. The award has a three-year vesting period after which between 0 and 18,840 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 11, 2015, 17,427 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(15)	This Relative TSR Unit grant was made on July 25, 2014. The award has a three-year vesting period after which between 0 and 16,140 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 100% of target.
(16)	This performance-based restricted stock unit (the LTC/FS unit granted during fiscal 2014) grant was made on December 18, 2013. The award has a three-year vesting period beginning on July 12, 2013, the approval date, after which between 0 and 13,580 shares may vest depending upon company performance measured by the compounded annual growth rate of segment revenue and EBITDA margin compared to target levels. Calculated using the maximum outcome of 200% of target.
(17)	The time-based restricted stock grant was made on January 4, 2013 and vests in four equal annual installments beginning on January 4, 2014.
(18)	This Relative TSR Unit grant was made on July 25, 2014. The award has a three-year vesting period after which between 0 and 11,740 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the probable outcome of 100% of target.

Stock Vested in Fiscal Year 2015

The following table sets forth information with respect to and the vesting of stock awards for each of the named executive officers during the fiscal year ended April 30, 2015.

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized on	Acquired on	Value Realized on
	Acquired on Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Gary D. Burnison	—	—	64,661	1,915,093
Robert P. Rozek	—	—	20,094	609,871
Byrne Mulrooney	—	—	15,187	452,029
Robert J. Heckman	—	—	6,188	173,078

Fiscal Year 2015 Pension Benefits

The following table sets forth the pension benefits of the named executive officers as of April 30, 2015.

Number of Years
		Credited Service	Present Value	Payments
		or Number of	of Accumulated	During Last
		Units Earned	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Gary D. Burnison	Executive Wealth Accumulation Plan (“EWAP”)	11	289,096	—

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Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Participants were able to acquire additional “deferral units” every five years.

In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants. The assumptions used to calculate the present value of the accumulated benefit under the EWAP are set forth in Note 6 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2015.

Nonqualified Deferred Compensation

The nonqualified deferred compensation plan earnings and withdrawals of the named executive officers as of April 30, 2015 are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/loss in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Gary D. Burnison	—	—	81,328	(19,858)	1,073,716
Robert P. Rozek	—	—	—	—	—
Byrne Mulrooney	—	—	—	—	—
Robert J. Heckman	—	—	—	—	—

(1)	The “Aggregate Balance at Last FYE” is comprised of contributions made by both Mr. Burnison and the Company of which $209,000 was reported as contributions in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Please see the “Other Compensation Elements” section for further discussion of the Company’s nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on April 30, 2015 (pursuant to his employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and pension plan, and previously accrued and vested benefits under the Company’s nonqualified deferred compensation plan, as described in the tables above. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. References to “performance shares” mean any outstanding Relative TSR Units and LTI/FS Units.

Gary D. Burnison. Under the Burnison Employment Agreement, if Mr. Burnison’s employment terminated due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA.

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If we terminated Mr. Burnison’s employment for cause or he voluntarily terminated his employment without good reason, then we would pay him accrued compensation through the date of termination.

Under the Burnison Employment Agreement, prior to a change in control or more than 12 months after a change in control, if Mr. Burnison’s employment was terminated by us without cause or by Mr. Burnison for good reason, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-half times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA; (5) vesting on the date of termination of all outstanding stock options, other equity-type incentives, and all benefits held under the ECAP (excluding performance shares) that would have vested within 12 months of his termination; (6) for performance shares granted prior to July 25, 2014, a pro rata award of performance shares based on target performance and the number of days Mr. Burnison was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period); and (7) for performance shares granted on or after July 25, 2014, a pro rata award of performance shares based on actual performance and the number of days Mr. Burnison was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

The Burnison Employment Agreement provides that if there was a change of control and within 12 months Mr. Burnison’s employment was terminated by us without cause or by Mr. Burnison for good reason, then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to the sum of two times his current annual base salary and two times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for so long as such coverage is available under COBRA and for six months thereafter, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding stock options, other equity-type incentives, and all benefits under the ECAP (excluding performance shares); (6) a pro rata award of performance shares based on the Company’s actual performance (or, for performance shares granted on or after July 25, 2014, based on the greater of the Company’s actual performance and target performance) and the number of days in the performance period prior to the change in control; and (7) a pro rata award of performance shares based on target performance and the number of days remaining in the performance period after a change in control.

Under the Burnison Employment Agreement, the severance benefits described above are conditioned on Mr. Burnison’s execution and delivery of a general release and compliance with covenants relating to confidentiality, nonsolicitation and noncompetition.

Gary D. Burnison	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason		Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason(1)	Death or Disability
Equity/ECAP (excluding performance shares)	$781,235		$1,616,228	$1,616,228
Performance Shares	5,739,871	(2)	6,061,352	6,036,403
Base Salary	1,365,000		1,820,000	n/a
Bonus	2,275,000		2,730,000	910,000
Health Benefits	35,742		47,656	71,484	(3)
Total	$10,196,848		$12,275,236	$8,634,115

(1)	At the end of fiscal 2015, upon a termination without cause by the Company or with good reason by Mr. Burnison within 12 months after a change in control, Mr. Burnison was entitled to (i) a pro rata award (based on the portion of the performance periods that elapsed prior to the date of the change in control) of performance shares based on the Company’s actual results (or, for performance shares granted on or after July 25, 2014, based on the greater of the Company’s actual performance and target performance) and (ii) a pro rata award (based on the portion of the performance periods after the date of the change in control) of market and performance shares assuming the Company met applicable targets. For the calculations above, with respect to Relative TSR Units for which the vesting period was still ongoing as of the end of fiscal 2015, it was assumed that the Company achieved target performance. For the calculations above, with respect to LTI/FS Units for which the vesting period was still ongoing as of the end of fiscal 2015, actual performance was used with respect to the period prior to April 30, 2015 and target performance was used for the period following April 30, 2015. With respect to Mr. Burnison’s grant of Relative TSR Units for which the measurement period ended on April 30, 2015 (and vested on July 11, 2015), actual results were used in the calculations.
(2)	With respect to Mr. Burnison’s grant of performance shares for which the measurement period ended on April 30, 2015, the measurement period was assumed to have concluded prior to his termination for purposes of the table.
(3)	Where Mr. Burnison or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert P. Rozek. Under the Rozek Employment Agreement, if Mr. Rozek’s employment terminates due to death or disability, then we will pay him, or his legal representatives: (1) all accrued compensation as of the date of termination; (2) all outstanding stock options, other equity-type incentives (excluding performance shares and benefits under the ECAP) will fully vest; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

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If we terminate Mr. Rozek’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason prior to a change in control and more than 12 months after his start date or more than 12 months after a change in control occurs, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one time his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months; (5) the equity awards initially granted to Mr. Rozek in connection with his employment agreement will become fully vested based on target performance; (6) all outstanding equity incentive awards (other than the equity awards initially granted to Mr. Rozek in connection with his employment agreement and any other performance shares), held by Mr. Rozek and all benefits under the Company’s ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (7) a pro rata award of performance shares based on target performance and the number of days Mr. Rozek was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason within 12 months following a change in control, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to the sum of one time his current annual base salary and one time his target bonus to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months, plus an additional 6 months of health plan premium reimbursement; (5) all outstanding stock options and other equity type incentives held by Mr. Rozek and all benefits under the ECAP at the time of termination, except for performance shares, will become fully vested as of the date of termination; (6) a pro-rata number of performance shares and/or a payout under any long-term performance-based cash incentive program based on actual performance and the number of days in the performance period prior to the change in control; and (7) a pro-rata number of performance shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days remaining in the performance period after the change in control.

In the event Mr. Rozek’s employment is terminated by the Company without cause upon the expiration of the initial term ending on April 30, 2015 or any subsequent one-year term of the Rozek Employment Agreement, the Company will pay Mr. Rozek his accrued compensation and, subject to Mr. Rozek’s provision of transition services to the Company for a period of three months (during which time Mr. Rozek would be entitled to continued pay at his then current annual base salary rate and participation in the Company’s welfare benefit plans, but no additional bonus or equity compensation), (1) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months, (2) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, (3) the Rozek Initial Awards will become fully vested (assuming the target performance), (4) all outstanding equity incentive awards (other than the Rozek Initial Awards and any other performance shares) held by Mr. Rozek and all benefits under the ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination, and (5) a pro rata award of performance shares based on target performance and the number of days Mr. Rozek was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

The severance benefits described above are conditioned on Mr. Rozek’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non solicitation and non competition.

Robert P. Rozek	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason		Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity (excluding performance shares)	$816,217		$967,325	$967,325
Performance Shares	1,947,059	(1)	2,056,116	2,047,653
Base Salary	475,000		475,000	n/a
Bonus	475,000		950,000	475,000
Health Benefits	35,742		47,656	71,484	(2)
Total	$3,749,018		$4,496,097	$3,561,462

(1)	Upon a termination without cause by the Company or with good reason by Mr. Rozek within 12 months after a change in control, Mr. Rozek is entitled to (i) a pro rata award (based on the portion of the performance periods that elapsed prior to the date of the change in control) of performance shares based on the Company’s actual results and (ii) a pro rata award (based on the portion of the performance periods after the date of the change in control) of performance shares assuming the Company meets applicable targets. For the calculations above, with respect to Relative TSR Units for which the vesting period was still ongoing as of the end of fiscal 2015, it was assumed that the Company achieved target performance. For the calculations above, with respect to LTI/FS Units of which the vesting period was still ongoing as of the end of fiscal 2015, actual performance was used with respect to the period prior to April 30, 2015 and target performance was used for the period following April 30, 2015. With respect to Mr. Rozek’s grant of Relative TSR Units for which the measurement period ended on April 30, 2015 (and vested on July 11, 2015) actual results were used in the calculations.
(2)	Where Mr. Rozek or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

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Byrne Mulrooney. Under the Mulrooney Letter Agreement, in the event that Mr. Mulrooney’s employment is terminated by the Company for any reason other than cause or due to Mr. Mulrooney’s death or disability or by Mr. Mulrooney for good reason, and such termination occurs prior to or more than 12 months following the occurrence of a change in control, the Company will pay Mr. Mulrooney the following severance payments subject to his execution and delivery of a general release and compliance with the restrictive covenants set forth in the agreement: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Mulrooney and his covered dependents for up to 18 months following termination; (5) all outstanding equity incentive awards (other than any performance shares) held by Mr. Mulrooney and all benefits under the Company’s ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (6) a pro rata award of performance shares based on actual performance and the number of days Mr. Mulrooney was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In the event that Mr. Mulrooney’s employment is terminated by the Company for any reason other than cause or due to Mr. Mulrooney’s death or disability or by Mr. Mulrooney for good reason and such termination occurs within 12 months following the occurrence of a change in control, then Mr. Mulrooney will be entitled to receive the same severance benefits as described above (subject to the execution and delivery of a general release and compliance with the restrictive covenants in the agreement) except that the cash payment described in (3) above will equal one time Mr. Mulrooney’s then current annual base salary plus his then current target annual incentive award and Mr. Mulrooney will be entitled to full vesting of his outstanding equity awards and all benefits under the ECAP; provided, however, that with respect to performance shares, such vesting will be based on actual performance through the date of the change in control.

Byrne Mulrooney	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason		Death or Disability
Equity (excluding performance shares)	$368,665	$860,927		$	n/a
Performance Shares	933,271	1,071,531	(1)		n/a
Base Salary	450,000	450,000			n/a
Bonus	650,000	1,300,000			n/a
Health Benefits	35,742	35,742			n/a
TOTAL	$2,437,678	$3,718,200		$	N/A

(1)	Upon a termination without cause by the Company or with good reason by Mr. Mulrooney within 12 months after a change in control, Mr. Mulrooney is entitled to a pro rata award (based on the portion of the performance periods that elapsed through the date of the change in control) of performance shares based on the Company’s actual results. For the calculations above, with respect to Relative TSR Units for which the vesting period was still ongoing as of the end of fiscal 2015, it was assumed that the Company achieved target performance. For the calculations above, with respect to LTI/FS Units of which the vesting period was still ongoing as of the end of fiscal 2015, the three year forecast of performance was used for the entire award. With respect to Mr. Mulrooney’s grant of Relative TSR Units for which the measurement period ended on April 30, 2015 (and vested on July 11, 2015) actual results were used in the calculations.

Robert Heckman. Under the Heckman Letter Agreement, if Mr. Heckman’s employment is terminated by the Company without cause prior to third anniversary of the commencement date of his employment, the Company will pay Mr. Heckman his monthly base salary for the period beginning on the date of termination and ending on third anniversary of commencement date, subject to reduction for any compensation received from other employment. Such severance benefits are conditioned on Mr. Heckman’s execution and delivery of a separation agreement containing a general release. As consideration for Mr. Heckman’s noncompetition covenant, the Heckman Letter Agreement provides that if Mr. Heckman voluntarily resigns prior to the third anniversary of his commencement date, then the Company will continue to pay Mr. Heckman his monthly base salary for the period through the third anniversary of his commencement date (which is the term of his noncompetition covenant), subject to reduction for any compensation received from other employment.

Robert J. Heckman	Prior to a Change in Control and within 36 months of start date and Termination Without Cause	Within 36 Months after a Change in Control and Termination Without Cause	Death or Disability
Base Salary	$266,667	$266,667	$	n/a
Total	$266,667	$266,667	$	N/A

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For purposes of the foregoing employment agreements (as in effect on April 30, 2015), “cause,” “change in control,” “and “good reason,” mean the following:

•	“Cause” for purposes of Messrs. Burnison, Rozek and Mulrooney means:

–	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude or pleading guilty or nolo contendere to such charges; or

–	reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal or administrative liability; or

–	any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume or other document submitted to the Company, either before, during or after employment; or

–	for Mr. Mulrooney, material violation of the Company’s material written policies.

•	“Cause” for purposes of Mr. Heckman means:

–	conviction of any felony or misdemeanor involving moral turpitude; or any plea of nolo contender entered by Mr. Heckman or on his behalf to such charges; or

–	any conduct which constitutes fraud, willful misconduct or gross negligence, or any misappropriation of Company funds or embezzlement, or any breach of fiduciary duty by Mr. Heckman towards the Company; or

–	any breach by Mr. Heckman of any material provision of the Heckman Letter Agreement or the “Agreement to Protect Confidential Information” referred to in the Heckman Letter Agreement, if not cured; or

–	any material breach or material violation by Mr. Heckman of any Company written policy regarding ethics, code of business conduct, sexual harassment, workplace safety, or workplace discrimination, if not cured; or

–	any misrepresentation by Mr. Heckman of any material fact in his resume, or in the Employment Education and History Form, or in any other new hire paperwork or other employment-related questionnaires, or any omission to state a material fact in such documents; or

–	any willful or knowing failure or willful or knowing refusal to perform his duties under the Heckman Letter Agreement if such failure is not cured; or

–	any habitual failure to perform his duties under the Heckman Letter Agreement if such failure is not cured.

•	“Change in Control” means:

–	an acquisition by any person of beneficial ownership or a pecuniary interest in more than 30% (50% for Mr. Burnison) of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;

–	the consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% (50% for Mr. Burnison and for Mr. Mulrooney more than 50%) or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than certain excluded persons) owns more than 30% (50% for Mr. Burnison) of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which one or more excluded persons own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not excluded persons, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 30% (50% for Mr. Burnison) of the Voting Stock of the resulting entity;

–	approval by the Board of the Company and (if required by law) by stockholders of the Company of a plan to consummate (or, for Mr. Burnison, consummation of) the dissolution or complete liquidation of the Company; or

–	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board.
Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.

•	“Good Reason” for purposes of Mr. Burnison means, if without Mr. Burnison’s prior written consent:

–	the Company materially reduces Mr. Burnison’s duties or responsibilities as Chief Executive Officer or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function as Chief Executive Officer;

–	the Company reduces Mr. Burnison’s base salary or target annual incentive award under the Company’s annual cash incentive bonus plan (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);

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–	the Company fails to perform or breaches its obligations under any other material provision of Mr. Burnison’s employment agreement and fails to cure such failure or breach within the period required by Mr. Burnison’s employment agreement;

–	Mr. Burnison’s primary location of business is moved by more than 50 miles, subject to certain exceptions set forth in Mr. Burnison’s employment agreement;

–	the Company reduces Mr. Burnison’s title of Chief Executive Officer or removes him; or

–	the Company fails to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

•	“Good Reason” for purposes of Mr. Rozek means, if without Mr. Rozek’s prior written consent:

–	the Company materially reduces Mr. Rozek’s title, duties or responsibilities as Chief Financial Officer, or removes him;

–	the Company reduces Mr. Rozek’s then current base salary or target award opportunity under the Company’s annual and/or long-term incentive compensation program(s) (in each case, other than as part of an across-the-board reduction (other than relating to Base Salary within the first 12 months of the Term) applicable to all “named executive officers” of the Company (as defined under Item 402 of Regulation S-K and to the extent employed by the Company at that time) and/or other than as a result of the exercise of the Compensation Committee’s discretion with respect to the long-term incentive compensation program); or

–	Mr. Rozek’s primary location of business is moved by more than 50 miles (other than in connection with a move of the Company’s corporate headquarters).

•	“Good Reason” for purposes of Mr. Mulrooney means, if without Mr. Mulrooney’s prior written consent:

–	The Company materially reduces his duties or responsibilities as Chief Executive Officer, Futurestep; or

–	The Company materially reduces his then current base salary or target annual incentive award (other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company).

Fiscal Year 2015 Compensation of Directors

The compensation of directors, including restricted stock unit awards, for fiscal year 2015 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Other Compensation ($)(2)	Total ($)
William R. Floyd	65,000		120,082	1,608	186,690
Christina A. Gold	65,000		120,082	496	185,578
Jerry P. Leamon	85,000	(3)	120,082	496	205,578
Edward D. Miller	10,000	(4)	184,964	6,964	201,928
Debra J. Perry	80,000	(5)	120,082	496	200,578
Gerhard Schulmeyer(6)	—		—	—	—
George T. Shaheen	185,000	(7)	120,082	3,372	308,454
Harry L. You	70,000	(8)	120,082	496	190,578

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2015. As of April 30, 2015, the aggregate restricted stock units outstanding for each director was as follows: 7,640 for Mr. Miller and 4,960 outstanding for each other non-employee director other than Mr. Schulmeyer who retired from the Board on October 1, 2014 (and had no restricted stock units outstanding on April 30, 2015). During fiscal 2015 Mr. Miller received a grant of 4,960 restricted stock units, representing his annual equity grant and 2,680 restricted stock units, representing his annual retainer, elected to be received in the form of restricted stock units. All other non-employee directors (other than Mr. Schulmeyer who retired from the Board on October 1, 2014) received grants of 4,960 restricted stock units, representing their annual equity grant. The following non-employee directors elected to defer settlement of their fiscal 2015 restricted stock units: Messrs. Floyd, Miller and Shaheen.
(2)	Represents dividends on unvested restricted stock units.
(3)	Mr. Leamon received $15,000 for service as Compensation Committee Chair and $5,000 for service as Audit Committee Member during fiscal year 2015.
(4)	Mr. Miller elected to receive his annual retainer of $65,000 in restricted stock units. He received a total of 7,640 restricted stock units in fiscal 2015. Mr. Miller received an annual fee of $10,000 for his services as Nominating Committee Chair during fiscal 2015.
(5)	Ms. Perry received an annual fee of $15,000 for her services as Audit Committee Chair during fiscal 2015.
(6)	Mr. Schulmeyer was a member of the Board until October 1, 2014.
(7)	Mr. Shaheen received an annual fee of $120,000 for his services as Chair of the Board during fiscal 2015.
(8)	Mr. You received an annual fee of $5,000 for service as Audit Committee Member during fiscal 2015.

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Directors who are also employees or officers do not receive any additional compensation for their service on the Board. Pursuant to changes approved by the Compensation and Personnel Committee for fiscal 2015, following a peer group analysis the non-employee director compensation program provides for an annual equity award of restricted stock units with a value of approximately $120,000 to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing $120,000 by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). Non-employee directors are permitted to defer settlement of their restricted stock units. The restricted stock unit awards vest on the day before the following annual meeting of stockholders. Additionally, non-employee directors receive each year $65,000 either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. In addition, each member of the Audit Committee receives $5,000 in cash annually, the Audit Committee Chair receives $15,000 in cash annually, the Compensation and Personnel Committee Chair receives $15,000 in cash annually, and the Nominating and Corporate Governance Committee Chair receives $10,000 in cash annually. The Chair of the Board receives $120,000 in cash annually. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

The Company’s stock ownership guidelines for directors require each non-employee director to own three times their annual cash retainer in Company stock. As of April 30, 2015, all of the non-employee directors complied with the guidelines.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	201,517	$15.45	3,760,850
Equity compensation plans not approved by security holders	—	—	—
Total	201,517	$15.45	3,760,850

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 10, 2015, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn/ Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067.

	Amount Beneficially
	Owned and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class(1)
Doyle N. Beneby	0		0%
William R. Floyd	16,080		*
Christina A. Gold	4,960		*
Jerry P. Leamon	11,152		*
Edward D. Miller	98,643	(2)	*
Debra J. Perry	39,502		*
George T. Shaheen	33,720		*
Harry L. You	14,000		*
Gary D. Burnison	182,177		*
Robert P. Rozek	78,479		*
Byrne Mulrooney	72,554		*
Robert J. Heckman	30,347		*
All directors and executive officers as a group (11 persons)	595,237	(3)	1.15%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	4,563,053	(4)	8.85%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	3,474,469	(5)	6.74%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	2,598,646	(6)	5.04%
*	Designated ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon 51,571,925 shares of common stock outstanding as of August 10, 2015, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of August 10, 2015. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Holdings include 4,008 shares of common stock which Mr. Miller has the right to acquire within 60 days of August 10, 2015 through the exercise of options granted under the Performance Award Plan.
(3)	Total holdings as a group includes 4,008 shares of common stock which a member of the group has the right to acquire within 60 days of August 10, 2015 through the exercise of options granted under the Performance Award Plan.
(4)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 15, 2015, which indicates that Blackrock, Inc. has sole voting power with respect to 4,423,063 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,563,053 shares and shared dispositive power with respect to 0 shares.
(5)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2015, which indicates that Vanguard has sole voting power with respect to 69,239 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,409,830 shares and shared dispositive power with respect to 64,639 shares.
(6)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 5, 2015, which indicates that Dimensional has sole voting power with respect to 2,433,245 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,598,646 shares and shared dispositive power with respect to 0 shares.

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PROPOSAL NO. 3

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s Certificate of Incorporation nor its Bylaws requires that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time if they determine that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of those shares present, either in person or by proxy, and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016.

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AUDIT COMMITTEE MATTERS

Fees Paid to Ernst & Young LLP

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Ernst & Young LLP were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process (as discussed below).

	2015	2014
Audit fees(1)	$2,142,327	$2,060,088
Audit-related fees(2)	30,000	30,000
Tax fees(3)	836,609	838,354
All other fees	—	—
Total	$3,008,936	$2,928,442
(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally, for attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act and statutory audits required by governmental agencies for regulatory, legislative and financial reporting requirements.
(2)	Represents fees for employee benefits plan audit.
(3)	Represents fees for tax compliance, planning and advice. These services included tax return compliance and advice.

Recommendation to Appoint Ernst & Young LLP as Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee considered a number of factors including:

•	continued independence of Ernst & Young LLP,

•	length of time Ernst & Young LLP has been engaged by the Company,

•	Senior Management’s assessment of Ernst & Young LLP’s performance,

•	audit and non-audit fees,

•	capacity to appropriately staff the audit,

•	geographic and subject matter coverage,

•	lead Audit Engagement Partner performance,

•	overall performance,

•	qualifications and quality control procedures, and

•	whether retaining Ernst & Young LLP is in the best interests of the Company.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2016.

In accordance with the Sarbanes-Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his 2nd year in that role.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Further, the Audit Committee is afforded the funding and resources it determines appropriate for compensating the independent registered public accounting firm and any advisers it may employ. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to help assure that they do not impair the registered public accounting firm’s independence from the Company. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case by case basis, unless such services fall within a detailed list of services as documented in the Company’s pre-approval policy whereby the Audit Committee has provided pre-approval for specific types of audit, audit-related and tax compliance services within certain fee limitations. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to manage the approval of services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative.

All requests or applications for Ernst & Young LLP services are submitted to the Senior Vice President Finance and Corporate Controller and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and are provided to the Audit Committee for review and approval. All requests or applications for Ernst & Young LLP services receive approval from the Senior Vice President Finance and Corporate Controller, prior to the Audit Committee’s review and approval.

GOVERNANCE INSIGHTS: CYBERSECURITY
Q & A WITH DEBRA PERRY, CHAIR OF THE AUDIT COMMITTEE

Question: What is your perspective on information security?

Information security is one of the most serious issues that companies face today. As such, Korn Ferry must maintain its focus on protecting its information assets and continually improve its information security practices to stay ahead of the growing number of information security threats facing companies today.

Question: What is the Company’s overall approach to managing information security risks?

The Company aims to address information security at each level of the organization. In addition to the full Board, the Audit Committee is specifically tasked with overseeing digital risk management and receives regular updates from the Chief Information Officer, Chief Financial Officer, and General Counsel on risks to the Company’s initiatives to protect the Company’s information assets. In addition to Board oversight, a cross-functional group of the Company’s executive leadership drives security policy changes and fosters a culture of data protection throughout the Company. The Company also has an Information Security department with personnel dedicated to the information security mission.

Question: What specific steps has the Company taken or does the Company take to address information security risks?

The Company regularly reviews and updates its policies so that they, and consequently, the Company’s security and privacy standards and practices, remain relevant to the risk landscape. These practices include utilizing an array of physical and technical security measures to protect the Company’s information assets, developing and deploying privacy and security trainings, planning and launching security awareness campaigns, conducting internal assessments, and engaging world-class security firms and other experts to independently assess and help improve our privacy and security posture. Korn Ferry has made significant investments in infrastructure enhancements and additional tools to help secure personnel information as well as the Company’s intellectual property. Korn Ferry has also made a concerted effort to identify and securely delete sensitive personal information that is no longer needed.

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Report of the Audit Committee

The Audit Committee is comprised of three non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available from the Company’s website, go to www.kornferry.com, click on “About Us”, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link under “Company Information”.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met eight times during fiscal 2015. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended April 30, 2015 and the quarters ended July 31, 2014, October 31, 2014 and January 31, 2015;

•	oversaw and discussed with management the Company’s review of internal control over financial reporting;

•	reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•	discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 114: “The Auditor’s Communication With Those Charged With Governance”, as amended;

•	received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;

•	reviewed and evaluated the performance and quality of the independent registered public accounting firm and its lead audit partner in its determination to recommend the retention of the independent registered public accounting firm, including by assessing the performance of the independent registered public accounting firm from within the Audit Committee and from the perspective of senior management and the internal auditor;

•	considered whether the provision of non-audit services by the registered public accounting firm to the Company is compatible with maintaining the registered public accounting firm’s independence;

•	monitored the Alertline reporting system implemented to provide an anonymous complaint reporting procedure;

•	reviewed the scope of and overall plans for the annual audit and the internal audit program;

•	reviewed new accounting standards applicable to the Company with the Company’s Chief Financial Officer, internal audit department and Ernst & Young LLP;

•	consulted with management and Ernst & Young LLP with respect to the Company’s processes for risk assessment and risk mitigation;

•	reviewed the Company’s processes for monitoring compliance with the law and Company policies and Code of Conduct; and

•	reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2015, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2015. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2015 for filing with the SEC.

Audit Committee

Debra J. Perry (Chair)

Jerry P. Leamon

Harry L. You

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

(1)	The election of the eight directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal;

(2)	A non-binding advisory resolution regarding the Company’s executive compensation; and

(3)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

How does the Board recommend I vote on each of the proposals?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders;

•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

Who is entitled to vote at the Annual Meeting?

Holders of the Company’s common stock as of the close of business on August 10, 2015, the Record Date, are entitled to vote at the Annual Meeting.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders of the Company as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Company stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of the Record Date.

How many votes is each share of common stock entitled to?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 51,571,925 shares of Company common stock issued and outstanding.

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How do I vote?

You can vote in person at the Annual Meeting or by proxy.

How do I vote by proxy?

There are three ways to vote by proxy:
(1)	By Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Notice or proxy card;

(2)	By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

(3)	By Mail—If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you submit a proxy without indicating your instructions, your shares will be voted as follows:

•	“FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders;

•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

Can I revoke my proxy after I have submitted it?

Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:
(1)	Sending a written revocation to the Corporate Secretary;

(2)	Submitting a later dated proxy; or

(3)	Attending the Annual Meeting and voting in person.

Who will count the votes?

Representatives of Broadridge will count the votes and act as the inspector of election at the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy material instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC we are making this Proxy Statement available to our stockholders electronically via the Internet. On or about August 14, 2015, we will mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2015 Annual Report. The Notice also contains instructions on how to request

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a paper copy of the Proxy Statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date, and return a proxy card or voting card for each account.

What if I own shares through the Company’s 401(k) plan?

If you own shares that are held in our 401(k) plan, the trustees of the 401(k) plan will vote those shares.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting. Your broker, bank or other nominee has provided you with voting instructions.
You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent.

What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you. Election of directors and the advisory vote on the Company’s executive compensation are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

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What is the requirement to conduct business at the Annual Meeting?

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock. A quorum must be present in person or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

How are votes counted?

Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum. Abstentions will have no effect on director elections, but will have the effect of a vote against all other proposals. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

What is the voting requirement to approve each proposal?

For Proposal No. 1, in uncontested elections, director nominees are elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than the shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale behind it. In a contested election – a circumstance we do not anticipate – director nominees are elected by a plurality vote. Abstentions and broker non-votes will not affect the outcome of the election of directors.
For Proposals No. 2 and 3 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposals No. 2 and 3, abstentions have the effect of a negative vote, but broker non-votes will not affect the outcome.

What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy gives Gary D. Burnison and Robert P. Rozek authority to vote on those matters in their discretion.

Who will bear the cost of the proxy solicitation?

The entire cost of the proxy solicitation will be borne by the Company. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Who is making the solicitation in this proxy statement?

Korn Ferry is soliciting your vote with this proxy statement.

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OTHER MATTERS

Certain Relationships and Related Transactions

To our knowledge, since the beginning of fiscal year 2015, the Company has not entered into or proposed to enter into any transaction with any executive officer, director or director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

Related Person Transaction Approval Policy

In June 2009, the Board adopted a written amended and restated policy for the review and approval of all transactions with related persons, pursuant to which the Audit Committee must review the material facts of, and either approve or disapprove the Company’s entry into, any transaction, arrangement or relationship or any series thereof in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity). For purposes of this policy, a “related person” is any person who is or was since the beginning of the Company’s most recently completed fiscal year an executive officer, director or director nominee of the Company, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing. As provided for in the policy, the Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation the employment of executive officers and director compensation. In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is less than $1,000,000; no such transaction was considered or approved during the Company’s fiscal year 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and greater than ten percent beneficial owners to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company in fiscal 2015 and the representations of reporting persons, all of the filings by the Company’s directors, officers and beneficial owners of more than ten percent of the Company’s common stock were filed on a timely basis during fiscal 2015 except for the following: one Form 4 for Gary Burnison (with respect to the vesting of performance shares), one Form 4 for Byrne Mulrooney (with respect to the vesting of performance shares and with respect to the withholding of shares upon vesting to satisfy the Company’s tax withholding obligations), and two Form 4s for Edward Miller (one with respect to the exercise of stock options and one with respect to the grant of restricted stock units).

Annual Report to Stockholders

The Company’s Annual Report to Stockholders for fiscal 2015, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2015 (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. Our 2015 Annual Report and Proxy Statement are posted on our website at www.kornferry.com. If any person who was a beneficial owner of the common stock of the Company on August 10, 2015 desires a complete copy of the Company’s Form 10-K, including the exhibits thereto, he/she/it will

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be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of August 10, 2015 and should be directed to Korn/ Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. The Company’s Form 10-K, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group or any of the independent directors may send written communications to Korn/ Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or to corporatesecretary@kornferry.com. Communications received in writing are forwarded to the Board, committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Company’s Board of Directors will endeavour to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to the Company’s business to the Board and its members.

Submission of Stockholder Proposals for Consideration at the 2016 Annual Meeting

If a stockholder wishes to submit a proposal for consideration at the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8(e) under the Exchange Act, and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted in writing and received at Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary, no later than April 16, 2016. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

The Company’s bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an annual meeting of stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2016 Annual Meeting of Stockholders without including that nominee or proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 26, 2016, nor earlier than the close of business on May 27, 2016; provided however, that in the event that the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2015 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. A stockholder notice should be sent to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s bylaws will not be entertained at the 2015 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filing with the SEC or by writing our Corporate Secretary at the address identified above.

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Stockholders Sharing an Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request, either in writing or by phone, by contacting the Company at Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By Order of the Board of Directors,

Jonathan Kuai

General Counsel and Corporate Secretary

August 14, 2015

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 23, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 23, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95599-P68838

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KORN/FERRY INTERNATIONAL

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Doyle N. Beneby
02) Gary D. Burnison
03) William R. Floyd
04) Christina A. Gold
05) Jerry P. Leamon
06) Debra J. Perry
07) George T. Shaheen
08) Harry L. You

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution regarding the Company's executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's 2016 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M95600-P68838

KORN/FERRY INTERNATIONAL
2015 Annual Meeting of Stockholders
September 24, 2015 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary D. Burnison and Robert P. Rozek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Korn/Ferry International (the "Company") common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2015 Annual Meeting of Stockholders of the Company to be held September 24, 2015 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side